As filed with the Securities and Exchange Commission on July 6, 2001
                                                REGISTRATION NO. _______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                  ------------

                     FORM SB-2 REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                          WASATCH PHARMACEUTICAL, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           UTAH                          2834                  84-0854009
-------------------------------   -------------------     --------------------
(State or other jurisdiction of   (Primary Standard         (I.R.S. Employer
 incorporation or organization)       Industry             Identification No.)
                                 Classification Code
                                      Number)

                                                        David K. Giles
  310 East 4500 South, Suite 450                 310 East 4500 South, Suite 450
      Murray, Utah 84107                               Murray, Utah 84107
        (801) 266-4668                                  (801) 266-4668
-----------------------------------------       --------------------------------
     (Address and telephone number of             (Name, address and telephone
Registrant's Principal Executive Offices)        number of agent for service)

                        Copies of all communications to:

                             Marcus A. Sanders, Esq.
                                   Law Offices
                          22 Battery Street, Suite 701
                             San Francisco, CA 94111
                                 (415) 986-7114

Approximate date of proposed sale to the public: From time to time as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       -----------------------------------

                                  CALCULATION OF REGISTRATION FEE

                                                     Proposed maxi-        Proposed maxi-
Title of each class of              Amount to be     mum offering          mum aggregate    Amount of regis-
securities to be registered         registered(1)    price per share      offering price    tration fee
-------------------------------------------------------------------------------------------------------------
Class "A" warrants
to purchase
1 share of common stock
at $0.50                              2,134,989           $0                     $0              $0

Common stock
issuable upon
the exercise of Class "A"
warrants                              2,134,989        $0.50             $1,067,495        $ 267.00

Class "B" Warrants
to purchase
1 share of common stock
at $2.00                              2,134,989           $0                     $0              $0

Common stock
issuable upon
the exercise of
Class "B" warrants                    2,134,989        $2.00(2)          $4,269,978      $ 1,068.00

Common stock, issuable
upon the exercise of
warrants issued to
selling shareholders
at $0.50                              1,000,000        $0.50(2)            $500,000       $  125.00

Common stock, issuable
upon the exercise of
warrants issued to selling
shareholders at $2.00                 1,000,000        $2.00 (2)         $2,000,000       $  500.00
========================================================================================================
Total                                                                                     $1,960.36
========================================================================================================

(1) These warrants and common stock are being issued to certain stockholders of the Company, and include an indeterminate number of additional warrants that may be issued as a result of any future stock split, stock dividend, or changes in the conversion price, and similar adjustments.

(2) Estimated pursuant to rule 457 (g) solely for the purpose of calculating the amount of the registration fee.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file the further amendment which specifically states that this registration statement shall therefore become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

PROSPECTUS

                   SUBJECT TO COMPLETION DATED July 6, 2001

                        6,269,978 Shares of Common Stock
                               4,269,978 Warrants
                          WASATCH PHARMACEUTICAL, INC.


         This prospectus relates to the Company's registration of 4,269,978 Warrants, comprised of 2,134,989 Class A Warrants and 2,134,989 Class B Warrants.

         This prospectus also relates to the Company's registration of 6,269,978 shares of common stock issuable upon the exercise of the Warrants.

         The Company is registering 2,000,000 shares of its common stock that may be issued upon the exercise of certain warrants held by shareholders named in this prospectus as "Selling Shareholders." The Selling Shareholders may offer and sell these shares in the over-the-counter market at the prevailing market price or in negotiated transactions.

         The Company's Common Stock is traded on the OTC Bulletin Board, under the symbol "WSPH." On July 3, 2001 the last reported price for the Company's common stock on the OTC Bulletin Board was $0.046 per share.

                         ------------------------------

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING AT PAGE 15, AND "DILUTION".

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July 6, 2001

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS ..........................................  5
PROSPECTUS SUMMARY ..................................................  6
SELECTED FINANCIAL DATA.............................................. 13
RISK FACTORS ........................................................ 15
USE OF PROCEEDS ..................................................... 26
DETERMINATION OF OFFERING PRICE...................................... 26
DIVIDEND POLICY ..................................................... 26
DILUTION............................................................. 27
PLAN OF DISTRIBUTION ................................................ 29
DESCRIPTION OF SECURITIES ........................................... 31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....................... 33
DESCRIPTION OF PROPERTY ............................................. 39
DESCRIPTION OF THE BUSINESS IN THE LAST FIVE YEARS................... 39
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ........ 42
EXECUTIVE COMPENSATION .............................................. 44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ...... 47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...................... 47
LEGAL PROCEEDINGS ................................................... 51
COUNSEL ............................................................. 51
EXPERTS ............................................................. 51
INTEREST OF NAMED EXPERTS & COUNSEL.................................. 51
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ............ 52
SELLING STOCKHOLDERS ................................................ 52
WHERE YOU CAN FIND ADDITIONAL INFORMATION ........................... 53
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES ...................................... 54
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .......................... 55
REPORT OF INDEPENDENT AUDITORS.......................................F-8
FINANCIAL STATEMENTS ...............................................F-10

                          FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

         We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

         All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus and the documents incorporated in this prospectus by reference. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling shareholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.

         As used in this prospectus, the terms "we," "us," "our," and "Wasatch Pharmaceutical, or the "Company" mean Wasatch Pharmaceutical Corporation and its subsidiaries, unless otherwise indicated.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section.

THE OFFERING

Class A Warrants                        2,134,989 Class A Warrants entitling the
                                        holders to purchase one (1) share of
                                        common stock at a purchase price of
                                        $0.50 per share during the five (5) year period commencing after the Effective
                                        Date until January 12, 2007.

                                        The Class A Warrants are redeemable by
                                        the Company for $.01 per Warrant, at any time after the Effective Date, upon thirty (30) days' prior written notice, if the average closing price or bid price of the common stock, as reported by the principal exchange on which the common stock is quoted, the National Quotation Bureau, Incorporated or the Nasdaq SmallCap Market ("Nasdaq"), as the case may be, equals or exceeds $1.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten
                                        (10) days of the notice of redemption.

                                        The Class A Warrants may be exercised
                                        any time prior to the expiration of the
                                        30-day redemption notice period. Upon
                                        thirty (30) days' prior written notice
                                        to all holders of the Class A Warrants,
                                        the Company shall have the right to
                                        reduce the exercise price and/or extend
                                        the term of the Class A Warrants in
                                        compliance with the requirements of Rule
                                        13e-4 to the extent applicable. See
                                        "Description of Securities."

Class B Warrants                        2,134,989 Class B Warrants entitles the
                                        holders to purchase one (1) share of
                                        common stock at a purchase price of
                                        $2.00 per share during the five (5) year period commencing after the Effective
                                        Date until January 12, 2007.

                                        The Class B Warrants are redeemable by
                                        the Company for $.01 per Warrant, at any time after April 1, 2001, upon thirty
                                        (30) days' prior written notice, if the
                                        average closing price or bid price of
                                        the common stock, as reported by the
                                        principal exchange on which the common
                                        stock is quoted, the National Quotation
                                        Bureau, Incorporated or the Nasdaq
                                        SmallCap Market ("Nasdaq"), as the case
                                        may be, equals or exceeds $3.00 per
                                        share, for any twenty (20) consecutive
                                        trading days within a period of thirty

                                        (30) days ending within ten (10) days of the notice of redemption. The Class B Warrants may be exercised any time prior to the expiration of the 30-day redemption notice period. Upon thirty
                                        (30) days' prior written notice to all
                                        holders of the Class B Warrants, the
                                        Company shall have the right to reduce
                                        the exercise price and/or extend the
                                        term of the Class B Warrants in
                                        compliance with the requirements of Rule
                                        13e-4 to the extent applicable. See
                                        "Description of Securities."

Common stock issuable                   Up to 6,269,978 shares of common
upon exercise of  the                   issuable upon exercise of warrants
class A and class B warrants            issued to Wasatch's shareholders

Common stock on behalf of               2,000,000 shares of common stock See
Selling Stockholders                    "Selling Stockholders"

Use of Proceeds                         Wasatch will only receive proceeds from
                                        the exercise of the Warrants. Wasatch
                                        will use proceeds from the exercise of
                                        the warrants, if any, for working
                                        capital purposes.

Issued and Outstanding                  As of July 6, 2001, the Company had
Shares of Stock                         35,379,834 outstanding shares of common
                                        stock. On April 12, 2001, the Securities and Exchange Commission issued an order declaring a registration statement effective pursuant to section 8(a) which included, among other securities,
                                        11,426,297 Class A warrants and
                                        11,426,297 Class B warrants and
                                        22,852,594 shares of common stock
                                        issuable upon the exercise of the class
                                        A and Class B warrants.

                                        Assuming that the 4,269,978 warrants
                                        that are subject to this prospectus, the 22,852,594 warrants previously registered are all exercised, and the Selling Shareholders exercise their rights to purchase up to 2,000,000 shares of common stock, there will be 64,502,406 shares of common stock issued and outstanding.

OTC Bulletin                            Wasatch's common shares trade on the OTC
Board symbol                            Bulletin Board under the symbol "WSPH."
                                        The Company anticipates that the
                                        Warrants will be traded on the
                                        over-the-counter Bulletin Board and the
                                        over-the-counter "pink sheet," however,
                                        there is no assurance that an active
                                        trading market will develop.

BUSINESS HISTORY

         The Company's predecessor was originally incorporated under the laws of the State of Utah as Ceron Oil Company on March 25, 1980. On February 6, 1981, Ceron Oil merged with Folio One Productions, Ltd. ("Folio"), an inactive, publicly held, Delaware Corporation. At the time of the merger, the Company changed its name to Ceron Resources Corporation.

         From Ceron's inception, until its acquisition of Medisys on December 29, 1995, the company's operations were attributable to the oil and gas industry. In December 1985, the Ceron plugged and abandoned its two oil and gas wells because of depleted reserves and the overall economic conditions of the industry. In the period from 1985 to 1995, Ceron's business activities, including the acquisition, development and promotion of oil and gas properties, were conducted on a limited basis. The Company focused primarily on maintaining its assets. The Company derived its primary assets from subleases of its office spaces and de minimis film royalties.

         On December 29, 1995, Ceron acquired all of the issued and outstanding shares of Medisys, a Utah corporation, issuing shares of its Common Stock. On January 16, 1996, Ceron reorganized with Wasatch Pharmaceutical, Inc., a Utah corporation. The purpose of the reorganization was to change the corporate domicile from Delaware to Utah, change the name to Wasatch Pharmaceutical, Inc., and change the par value of its Common Stock to $0.001.

         The Company is organized under the laws of the State of Utah and commenced its current skin care developmental phase in 1994. Since 1994, the Company skin care operations consisted of two wholly owned subsidiaries: Medisys Research Group, Inc. ("Medisys") and American Institute of Skin Care, Inc. ("AISC"). The Company's revenues derive from the operation of AISC clinics in Midvale and Provo, Utah.

         Medisys is a research and development company in the field of dermatology. Medisys began its research in 1989, as continuation of the research started, by Gary V. Heesch (currently CEO of the Company), in the early 1980's, at a predecessor company, Dermacare Pharmaceutical, Inc. ("Dermacare"). Most of Medisys' research was devoted to developing the "Skin Fresh Methodology" (Hereinafter, ""Skin Fresh") for the treatment of acne, eczema, psoriasis, contact dermatitis, seborrhea, and other less serious skin disorders. The "Skin Fresh" treatment program avoids the use of prescription drugs taken internally, and includes a regimen and the topical application of FDA approved antibiotics. In 1989, Dermacare discontinued its operations and assigned its the rights to "Skin Fresh" to Medisys in exchange for a 5% royalty paid to Dermacare's former shareholders.

         Through clinical studies and test marketing in doctors' offices, Medisys' management observed that for the most successful results occurred in uniform and consistent clinical surrounding, as opposed to sales of prescription drug kits at pharmacies. Medisys' management also discovered that for a patient to achieve total or near total clearing of the acne or eczema condition, the treatments should be continuously supervised. For this reason, the Company incorporated a wholly owned subsidiary, the American Institute of Skin Care, Inc. ("AISC") to operate clinics and to provide the best treatment option for its patients.

DERMATOLOGY OPERATIONS

Medisys Research Group, Inc.

         Medisys was incorporated in September 1989. Medisys is a research and development company in the field of dermatology. Gary V. Heesch (the founder and current CEO of the Company) initiated the research while at Dermacare Pharmaceutical, Inc. (Hereinafter, "Dermacare"). Dermacare began its research, in the early 1980's. In 1989, Dermacare discontinued its operations, and assigned all of its rights to the technology developed by its research to Medisys, in exchange for a royalty equal to five percent (5%) of future product sales. These royalties are paid to Dermacare's former shareholders.

         The Company devoted a substantial portion of its research to developing the "Skin Fresh" methodology for the treatment of acne, eczema, psoriasis, contact dermatitis, seborrhea, and other less serious skin disorders. The treatment allows the patient to avoid using prescription drugs that are taken internally. The "Skin Fresh" treatment includes a cleaning regimen, and the topical application of FDA approved antibiotics. The Company commenced clinical studies in 1983 and has continuing favorable results until the present, using the "Skin Fresh" treatment.

         Medisys developed an additional family of products, including cleansers, astringents, and lotions that are sold, as part of the "Skin Fresh" treatment regimen. The products are manufactured in an FDA approved, independent laboratory in California. In addition, Medisys may offer skin care products such as soaps and cosmetics.

         Medisys' research and development on other products has been limited because of the Company's limited financial resources. As funds become available, Medisys intends to conduct additional research in the field of dermatology and other related medical fields. Medisys will, where possible, market its technology and products through the AISC clinics, and other channels. Although the Company may choose to market its technology through licensing agreements, Medisys is not currently pursuing licensing arrangements.

American Institute of Skin Care

         Through clinical studies and test marketing in doctors' offices, Medisys' management observed that for the most successful results occurred in uniform and consistent clinical surrounding, as opposed to sales of prescription drug kits at pharmacies. Medisys' management also discovered that for a patient to achieve total or near total clearing of the acne or eczema condition, the treatments should be continuously supervised. For this reason, the Company incorporated a wholly owned subsidiary, the American Institute of Skin Care, Inc. ("AISC") to operate clinics and to provide the best treatment option for its patients.

         AISC operates the clinics and sell products related to this technology. AISC has used the technology in the prototype clinics for the past five years.

         AISC and Medisys' Management believes that the "Skin Fresh" technology is effective in its present form, and does not need significant additional development.

         AISC opened three prototype clinics to treat patients, to train a staff of medical and support personnel, and to develop administrative procedures. In February 1994, the Company opened its first clinic in Salt Lake City, Utah. In November 1994, the Company opened its second clinic in Provo, Utah. A third clinic was opened in Idaho but closed in the same year it opened, 1994. While operating the prototype clinics, each clinic used various advertising mediums to test the effectiveness of the different advertising mediums. A national advertising company supervised these tests and used the results to develop a comprehensive advertising and public relations plan for the Company.

         AISC currently operates the two Utah clinics. As capital becomes available for the expansion, AISC plans to open and operate up to 300 clinics using the "Skin Fresh " methodology. AISC is also developing the means to market its products and treat patients over the "Internet" in a "virtual clinic" environ. The Company intends to establish its clinics in urban centers, under the supervision of a licensed physician.

         AISC treats acne, eczema, psoriasis, contact dermatitis, seborrhea, and other less serious skin disorders using topical lotions and externally applied antibiotics. As opposed to most traditional treatments, the "Skin Fresh" treatment does not rely on expensive, harsh prescription drugs taken internally.

         In the clinics, medical assistants do most of the treatment follow-up. Physicians are used for the initial exam and when medically necessary. A patient's medical costs for the AISC "Skin Fresh" treatment are significantly lower than the costs for traditional M.D. dermatological treatments programs. Most patients' skin problems are effectively cleared in two to three months of treatment. The combination of our success rate, experience in the clinics, and the cost savings over traditional treatment programs should give the "Skin Fresh" treatment and products an advantage in the medical marketplace.

         Patients suffering from acne, eczema, psoriasis, contact dermatitis, seborrhea, and the other skin disorders "Skin Fresh" effectively treats, account for over 70% of the patients that seek medical treatment from dermatologists in the United States. Additionally, Management believes that a potentially larger market exists, with the Company's recent development of a skin rejuvenation treatment. The skin rejuvenation treatment can, also, be administered through the skin care clinics and Internet service centers.

         A key element to successful Internet and clinic operations requires an aggressive advertising campaign targeting physician referral programs, and working closely with HMOs and health insurance companies to make the clinics contract providers. Internet marketing allows the Company to target its intended demographics.

AISC Online, Inc.

         On January 26, 2001, the Company organized a new wholly owned subsidiary AISC Online, Inc. (i.e. American Institute of Skin Care Internet services.) The Company has also developed brand named packaging for five additional products, three of which are now available for purchase through the Internet at the Company's Online store - www.restoremyskin.com. This store location is where patients and customers can purchase a three months supply of AISC's skin treatment kits, such as X-ACNE, for the treatment for the various acne conditions, FOLI-X, for the treatment for Folliculitis, and RESTORE, for skin rejuvenation. These treatment kits contain are over-the-counter products, but when purchased in the three month kit format they include an antibiotic prescription that will be authorized by the patient's physician or through a treatment protocol established by an attending AISC's physician. If called upon, AISC has a licensed pharmacy affiliation to meet the patient's needs. To complete the treatment process, the online kit contains a training video, which explains the use of the products in a recommended treatment regimen. AISC's online store competes with the many online treatment processes that offer skin care products, a but has the distinction of being a licensed medical process based on a topical antibiotic treatment method.

         The Company is developing an Internet marketing program and a strategy to introduce over-the-counter products through retail cosmetic outlets. The competition in these areas will come from large pharmaceutical companies with large and sophisticated distribution channels and fully developed marketing strategies.

MARKET POSITION AND COMPETITION

         The global markets for the treatment of skin diseases are large and reoccurring, most experts believe the off shore world market is equal to two times the United States market.

         Although acne appears to concentrate itself in the teenage population, it can and has afflicted many for a lifetime. As one age group grows out of the acne phase, another group replaces them. The National Center of the Treatment of Disease estimated that 60% of the teenagers in the US are affected to some degree by acne. As a part of the total population base, that group percentage is only 10%, but when translated into treatable patients, it amounts to approximately thirty million people with only 10% seeking professional medical attention according to The Department of Health, Education, and Welfare.

         Eczema affects a smaller portion of the total population: about 4%. Further, it is estimated that approximately 85% of that number will seek the treatment of a physician (AMA statistics show that 12,000,000 people have the disease and approximately 10,400,000 will seek medical treatment.) The chronic stages of eczema can begin shortly after birth and last a lifetime. The disease can exhibit many non-specifics in its diagnosis. The medical profession has adopted the term atopic dermatitis to describe this broad range of skin conditions including eczema, psoriasis, contact dermatitis, and moll scum.

         For psoriasis, the Wasatch methodology offers a therapy, which eradicates the symptoms in approximately 70% of patients, treated. The potential patient population in the United States is over five million.

         The potential population in the United States affected by these skin conditions:

          ACNE 27,000,000
          ATOPIC DERMATITUS 17,250,000
          PSORIASIS 5,500,000

         The products that Wasatch is presently marketing target these three disease categories for physician-assisted service. Although the original Wasatch research was for acne only, it was not too long into the clinical trials that the benefits for eczema and other skin problems were observed. With the introduction of AISC medical clinics, additional skin disorders such psoriasis; folliculitis, molluscum, cold sores, chronic athlete's foot, and contact dermatitis were found to respond to the treatment. Outstanding results have been achieved with the large-scale treatment of these skin conditions.

         Currently, the "Skin Fresh" technology is only available at the Company's clinics, because the treatment requires a physician's diagnosis of the skin disorder and a prescription for a topical antibiotic that is part of the treatment regimen. In the clinics, the patients learn the treatment regimen and are monitored in frequent follow up visits to insure strict compliance. The Company believes that a higher success rate occurs when the patient follows the treatment regimen closely.

         The Clinic's primary competitors are primary care physicians, who treat common skin disorders, and licensed dermatologists. Dermatologists have existing practices and receive referrals from various primary care physicians. Since the Company's technology represents an alternative treatment, the medical community and the public at large must be educated about the benefits of the "Skin Fresh" technology. Until the Company's technology becomes accepted and the benefits of the safer and more cost effective method of treating skin disorders becomes more widely understood, the Company must compete with the professional reputations of dermatologists and physicians and the larger financial resources of the medical community.

         The Company is developing an Internet marketing program and a strategy to introduce over-the-counter products through retail outlets. Competition will come from large pharmaceutical companies, with large and sophisticated distribution channels, and fully developed marketing strategies.

         The Company management believes the key to its success is to introduce the "Skin Fresh" Technology into the market place with an aggressive advertising campaign that targets a physician referral program, working closely with HMOs and insurance companies to become a contract provider and through emphasizing the appropriate Internet demographic.

STRATEGY

         The Wasatch goal is to build a leading worldwide specialty pharmaceutical company in the skin care and preservation business. We intend to achieve this goal by:

         a. Implementing the management belief that the most successful treatment regimen for the aforementioned skin disorders is through uniform and consistent clinical type supervision as opposed to the sale of self-administered prescription or over the counter drugs from a pharmacy.

         b. Expanding the clinic network based upon the development experience of the two prototype clinics and the Company's ability to attract and motivate experienced management personnel. AISC intends to have 11 to 14 clinics operating in the next two years, using the "Skin Fresh Methodology" and through the "Internet." The clinics will be patterned after the prototype clinics, and opened in large metropolitan areas under the supervision of a licensed physician.

         c. Developing an Internet business in the following five phase program-

              Phase I - Business to Consumer: Patients will be able to research Wasatch's products, obtain information about skin diseases, and learn about treatment on the web site. The web site is currently available.

              Phase II - Provider Directory: Patients will be able to enter their location and will be provided with a list of Dermatologist and other skin care specialist in their area.

              Phase III - Business to Business: The Wasatch Internet program will provide research and information to physicians, hospitals, HMOs and insurance companies. An automated system will be included to aid in the processing and sharing of information with HMOs and insurance companies.

              Phase IV - OTC Products: Currently in the final stages of the FDA approval process, several new Wasatch products will be available without a prescription. Consumers and patients will be able purchase products on-line as well as receive training and instruction on how to use the products,

              Phase V - Wasatch's web site will become a means to deliver research information, educational programs and products to the global marketplace.

RECENT CHANGE IN CAPITAL STRUCTURE

         On June 22, 2000, the Company held a Special Meeting of the Board of Directors ("Special Director's Meeting"). At the Special Director's Meeting, the Directors, pursuant to the Utah Corporation's Code, approved a reverse split of each of the issued and outstanding of Common Stock of this Corporation into one half share (1/2) share of Common Stock. In conjunction with the reverse split, the total number of common shares that the Company is authorized to issue shall be 100,000,000 common shares after giving effect to the reverse stock split. The total number of shares of preferred stock that the Corporation is authorized to issue is 1,000,000 shares.

         As of the date of this prospectus there are 35,379,834 shares of Common Stock issued and outstanding. There are a total of 49,258 shares of preferred stock issued and outstanding.

SUMMARY FINANCIAL INFORMATION

         The financial data presented below should be read in conjunction with the more detailed financial statements and related notes that are incorporated


                             SELECTED FINANCIAL DATA

         The following selected financial data reflects the operations of Wasatch Pharmaceutical, Inc. The financial data included in this table have been selected by the Company and have been derived from the financial statements for those periods. The statement of operations data for the years ended December 31, 2000 and 1999, and the balance sheet data as of December 31, 2000 have been derived from the Company's annual financial statements, incorporated by reference, which have been audited by Thomas Leger & Co. L.L.P., independent auditors. The Statement of Operations data for the three months ended March 31, 2001, and 2000 and for the period from inception (September 7, 1989) through March 31, 2001, and the Balance Sheet data as of March 31, 2001 are derived from the Company's unaudited financial statements, incorporated by reference, which were prepared in accordance with generally accepted accounting principles and, in the opinion of management, include all of the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for these periods and the financial condition as of that date. Historical results are not necessarily indicative of results that may be expected for any future period.

         Effective June 22, 2000, the Company effected a reduction in the number of shares issued and outstanding through a "reverse stock split" whereby each shareholder received one share of common stock for every two shares held as of that date. The par value of the common stock was not changed.

                                                                 Statement Of Operations Data

                                                 Years Ended                Three Months Ended              Inception
                                                 December 31,                    March 31,                      To
                                       --------------------------------  -----------------------------       March 31,
                                             2000             1999          2001             2000              2001
                                       --------------    --------------  -----------      ------------     ------------
                                                                         (Unaudited)       (Unaudited)      (Unaudited)
Clinic revenues                        $       29,784    $       44,620  $    23,700      $      7,682     $    733,366
                                       --------------    --------------  -----------      ------------     ------------
Expenses:
   Clinic operating expenses                  341,565           312,795      160,367            71,595        2,314,464
   General and administrative               1,593,301           542,999      708,091           190,453        5,244,452
   Interest                                   447,843           357,576      107,124            70,871        1,462,921
   Loss - discontinued operations                   -                 -            -                 -          409,716
                                       --------------    --------------  -----------      ------------     ------------
   Total Expenses                           2,382,709         1,213,370      975,581           332,919        9,431,553
                                       --------------    --------------- -----------      ------------     ------------

   Net Loss                            $   (2,352,925)   $   (1,168,750) $  (951,881)     $   (325,237)    $ (8,698,189)
                                       ==============    ==============  ===========      ============     ============
   Basic loss per share                $        (.147)   $       (0.133) $     (.032)     $      (.015)    $      (.834)
                                       ==============    ==============  ===========      ============     ============
   Basic weighted average
     shares outstanding                    16,006,118         8,757,919   29,682,858        21,178,979       10,428,578
                                       ==============    ==============  ===========      ============     ============

See footnotes to the financial statements for an explanation of the determination of the number of shares used in computing per share data.

                               Balance Sheet Data

                                                              Period Ended
                                                    December 31,           March 31,
                                                       2000                  2001
                                                   --------------        ---------------
                                                     (Unaudited)
Net Assets
     Current assets                                 $      191,248        $       303,243
     Current liabilities                                (4,226,289)            (4,218,966)
                                                    --------------        ---------------
     Working capital (deficit)                          (4,035,041)            (3,915,723)
     Other assets                                          225,504                286,260
                                                    --------------        ---------------
     Total net assets                               $   (3,809,537)       $    (3,629,463)
                                                    ==============        ===============

Capitalization
      Preferred stock                               $           49        $            49
      Common stock                                          27,406                 32,390
      Paid in Capital                                    3,910,666              5,037,776
      Accumulated deficit                               (7,746,308)            (8,698,189)
                                                    --------------        ---------------
     Total committed equity                             (3,808,187)            (3,627,974)

     Shares issued for future transactions                  (1,350)                (1,489)
                                                    --------------        ---------------

  Shareholders' equity (deficit)                    $   (3,809,537)       $    (3,629,463)
                                                    ==============        ===============

                                  RISK FACTORS

         In addition to the other information presented in this prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the common stock offered hereby. This prospectus contains forward-looking statements that involve risks and uncertain ties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those Risk Factors discussed below and elsewhere in this prospectus.

HISTORY OF OPERATING LOSSES; ANTICIPATED FUTURE LOSSES

         To date, the Company has engaged primarily in research, development and clinical testing. The Company has recorded net losses in every year since its inception. The accumulated deficit as of March 31, 2001 was approximately $8,698,189, at which time the Company anticipated its cash and cash equivalents were sufficient to fund operating expenses for the next nine months. The Company anticipates continued losses from operations due to expenditures required to support its growth. There can be no assurance that the Company will be able to achieve profitability, or that, if achieved, profitability will be sustained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The Company expects to incur significant increases in operating expenses in the foreseeable future. The Company intends to substantially increase its operating expenses for the foreseeable future as the Company: increases its sales and marketing activities, including expanding its direct and channel sales and telesales forces; increase its research and development activities; and expand its general and administrative support activities.

         Accordingly, the Company will be required to significantly increase its revenues in order to maintain profitability. These expenses will be incurred before the Company generates any revenues by this increased spending. If the Company does not significantly increase revenues from these efforts, its business and operating results would be negatively impacted.

UNCERTAINTY OF MARKET ACCEPTANCE "SKIN FRESH" THERAPY

         The Company believes that its profitability and growth will depend upon broad acceptance of the "Skin Fresh" medical treatment in the markets targeted by the Company. There can be no assurance that patients or physicians will accept the "Skin Fresh" medical treatment as an alternative to existing methods of treating acne, eczema, contact dermatitis and other common skin disorders. To date, "Skin Fresh" has not achieved sufficient market acceptance for the Company to sustain profitable operations, and there can be no assurance that the "Skin Fresh" treatment will obtain sufficient market acceptance to achieve profitable operations. The acceptance of "Skin Fresh" may be affected adversely by its cost, concerns relating to its efficacy, the effectiveness of alternative methods of treating skin disorders, the possibility of unknown side effects and the current lack of third-party reimbursement for the procedure.

         Market acceptance could also be affected by the ability of the Company and other participants in the market to build more clinics, to train the clinical staff, other physicians who treat common skin disorders and licensed dermatologists in the procedure. Promotional efforts by suppliers of competitive products or procedures that are alternatives, may also adversely affect market acceptance. There would be a material adverse effect on the Company's business, financial condition and results of operations, if "Skin Fresh" fails to gain broad market acceptance.

DEPENDENCE ON STRATEGIC ALLIANCES

         The Company's future performance depends in part on the success of its marketing strategy. Failure to develop strategic relationships could harm the Company's business. The Company's current or potential collaborative relationships with medical treatment groups (HMOs or PPOs) and insurance companies may not prove to be beneficial in the future, and they may not be sustained. The Company also may not be able to enter into successful new strategic relationships in the future, which could have a material adverse effect on the Company's business, operating results and financial condition. The Company could lose sales opportunities if it fails to work effectively with these parties. Moreover, management expects that maintaining and enhancing these and other relationships will become a more meaningful part of the Company's business strategy in the future. However, many of the Company's current partners are either actual or potential competitors. In addition, the Company may not be able to maintain these existing relationships, due to the fact that these relationships are informal or, if written, are terminable with little or no notice.

HIGHLY COMPETITIVE INDUSTRY

         The "Skin Fresh" technology is used to treat acne, eczema, contact dermatitis and other common skin disorders. Approximately 10% of those that suffer from acne seek medical treatment, while the majority use over-the-counter medications or simply live with the problem. With other common skin disorders, a higher percentage of people seek medical attention, usually from a dermatologist. At the present time, the "Skin Fresh" technology is available only through the Company's two prototype clinics because it requires a doctor to diagnose the skin disorder and to prescribe a topical antibiotic that is part of the treatment regimen. In the clinics, the patients learn the treatment regimen and are monitored in frequent follow up visits to insure strict compliance. The Company believes that a high success rate results when the patient follows the treatment regimen very closely.

         Substantially expanding the Company's penetration of the skin treatment market places is a formidable task considering the number of competitors in that space. The Company is competing against vendors who have significantly larger, well-developed distribution channels and significantly greater resources for sales development.

         The clinic operation's primary competitors are primary care physicians who treat common skin disorders and licensed dermatologists who have existing practices and receive referrals from various primary care physicians.

         Since the Company's technology represents an alternative treatment, the medical community and the public at large must be educated about the benefits of the "Skin Fresh" technology. Until this technology becomes more medically accepted and the benefits of providing a safer and more cost effective method of treating these skin disorders become more widely understood, the Company must compete with the reputations, technical expertise and large financial resources of the medical community. The procedures offered by the Company's Clinic operation also compete with other present forms of treatment. The Company expects that companies that may develop new products to directly compete with the Company.

RISK OF TECHNOLOGICAL OBSOLESCENCE

         The market in which the Company sells pharmaceuticals is subject to rapid technological change. Competitors include major pharmaceutical companies, many of which have considerably greater financial, technical, clinical, marketing and other resources and experience than the Company. The markets in which the Company competes and intends to compete are undergoing, and are expected to continue to undergo, significant technological change, and the Company expects competition to intensify as technological advances in such fields are made. There can be no assurance that developments by others will not render the products or technologies of the Company obsolete or uncompetitive.

GOVERNMENT REGULATIONS

         Because a physician is involved, the clinic operations are subject to local, state and federal laws concerning medical practices. The FDA regulates the Company's prescription drugs and all of the prescription drugs currently used in the existing treatment program are FDA approved. The Company has made application to the FDA for approval of five over-the-counter products. The Company anticipates that these products would be sold through retail outlets and through the Internet marketing program. However, there is no assurance the products will be approved and if they are approved they may not be completed until 2001. Product approvals by the United States Food and Drug Administration (the "FDA") and comparable foreign regulatory authorities may be withdrawn if compliance with regulatory standards is not maintained or if problems relating to the products are experienced after initial approval.

         The Company's pharmaceutical operation is subject to extensive regulation by governmental authorities in the United States and other countries, which regulate the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. The Company will need to spend a substantial amount of money to comply on an ongoing basis with the regulations of the extensive government, FDA and other government agencies. The costs of complying with governmental regulations and any restrictions that government agencies might impose could have a significant impact on our business. As the Company increases production and manufacturing of prescription topical antibiotic and possibly the over the counter prescription, these costs may increase.

UNCERTAINITY OF THE HEATH CARE INDUSTRY

         The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of health care organizations. Changes in current health care financing and reimbursement systems could result in the need for unplanned product enhancements, in delays or cancellations of orders or revocation of endorsement of the Company's products by hospital associations or other customers. Any such occurrence could have a material adverse effect on the Company's business, financial condition and results of operations.

         In the United States and elsewhere, demand for health care treatments and pharmaceuticals depends on the consumers' ability to be reimbursed for the cost of the treatments and pharmaceuticals by third-party payors, such as government agencies, health maintenance organizations and private insurers. Medicaid and other third-party payors are increasingly challenging the prices charged for medical services. They are also attempting to contain costs by limiting their coverage of, and the amount they will reimburse for health care products and treatment. We cannot be certain that insurers will provide coverage for our products and treatments in the future. Without adequate coverage and reimbursement, consumer demand for our products and treatment may be minimized and the Company's sales would be lower than projected.

LACK OF LONG-TERM FOLLOW-UP DATA; UNDETERMINED MEDICAL RISKS

         Although clinical studies conducted to date have demonstrated no significant adverse reactions to "Skin Fresh" treatments; there can be no assurance that long-term follow-up data will not reveal additional complications that may have a material adverse effect on acceptance of the "Skin Fresh" treatments which, in turn, could have a material adverse effect on the Company's business, financial conditions and results of operations. Concern over the safety of "Skin Fresh" treatment could in turn adversely affect market acceptance of "Skin Fresh" treatment or result in adverse regulatory action, including product recalls, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

PRODUCT LIABILITY AND PROFESSIONAL LIABILITY

         Inherent in the health care and pharmaceutical industry is the potentially significant risk of physical injury to patients which could result in product liability or other claims based upon injuries or alleged injuries associated with a defect in the product's and/or physician's performance, which may not become evident for a number of years. Although the Company has not experienced a product liability claim in the past six years of selling products through the clinics, the possibility still remains that the operation of the clinics and sale of medications may result in claims against the Company by patients who allege they were injured as a result of medical treatment. The Company has "umbrella" product and professional liability insurance in the amounts of $1,000,000 (aggregate and per occurrence), but primarily relies and intends to continue to rely on physicians' professional liability insurance policies and manufacturers' insurance policies for product liability coverage.

         The Company requires its clinical physicians to maintain certain levels of professional liability insurance, and the agreements between the Company and the physicians to contain certain cross indemnification provisions. There can be no assurance, however, that all of the physicians will carry sufficient insurance and a partially or completely uninsured successful claim against the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's business will suffer if its products or treatment contains imperfections or errors in judgment. All Company products are manufactured in FDA approved facilities. Despite testing and quality control, the Company cannot be certain that imperfections will not be found in the Company's products as commercial shipment of Company's products increase. If new or existing customers have difficulty adjusting to the Company's products or require significant amounts of customer support, the Company's operating margins could be harmed. Although the Company's products have been field tested on hundreds of patients, there is the possibility that the Company could face possible claims and higher development costs if its treatment products contain undetected inappropriate materials or if the Company fails to meet customers' expectations. In addition, a product liability claim, whether or not successful, could harm the Company's business by increasing the Company's costs and distracting the Company's management.

MANAGEMENT OF GROWTH

         There can be no assurance that the Company's revenue growth can be sustained. To accommodate its growth, the Company will need to implement a variety of new or expanded business and financial systems, procedures and controls, including the improvement of its accounting, marketing and other internal management systems. There can be no assurance that the implementation of such systems, procedures and controls can be completed successfully, or without disruption of the Company's operations. Continued expansion of the Company could significantly strain the Company's management, financial and other resources. In addition, the Company has hired and will be required to hire in the future substantial number of new employees, particularly personnel to support its clinical and pharmaceutical sales operations. There can be no assurance that the Company's systems, procedures, controls and staffing will be adequate to support the Company's operations. Failure to manage the Company's growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's future success will depend on its ability to continue to enhance its current products and to develop and introduce new products on a timely basis that keep pace with technology and satisfy increasingly sophisticated customer requirements. Rapid technical change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards characterize the market for the Company's products and services. The introduction of products embodying new technologies and the emergence of new industry standards can render the Company's existing products obsolete and unmarketable.

         As a result of the complexities inherent in today's medical environments, new products and product enhancements can require long development and testing periods. Consequently, significant delays in the general availability of such new releases or significant problems in the implementation of such medicines and treatment processes could have a material adverse effect on the Company's business, operating results and financial condition. The Company may not be successful in:

         - Developing and marketing, on a timely and cost-effective basis, new products or new product enhancements that respond to changes in technology, evolving industry standards or customer requirements;

         - Avoiding difficulties that could delay or prevent the successful development, introduction or marketing of these products; or

         - Achieving market acceptance for the Company's new products and product enhancements.

       If the Company fails to release new products, its business may suffer one or more of the following consequences:

         -   Customer dissatisfaction;

         -   Negative publicity;

         -   Loss of revenues; or

         -   Slower market acceptance.

DEPENDENCE UPON MANAGEMENT AND THE COMPANY'S ABILITY TO ATTRACT AND RETAIN SUFFICIENT PERSONNEL.

         The future success of the Company is dependent in part on its ability to recruit and retain certain key personnel, including Gary Heesch, Chief Executive Officer and Chairman of the Board. The loss of the services of certain members of management, or other key personnel, could have a material adverse effect on the Company. The Company intends to secure key-man life insurance policies ranging from $1 million to $2 million on certain members of management with the Company as beneficiary. But there can be no assurance that the benefits under these policies will be sufficient to compensate the Company for the loss of the services of any of such persons.

         The success of the development of the Company's Internet marketing program is dependent to a significant degree on key management, consultants and technical personnel. The Company's success also depends on its ability to attract, motivate and retain highly skilled, managerial, sales and marketing, and technical personnel, including software programmers and systems architects skilled in the computer languages. Competition for such personnel in the software and information services industries is intense. The loss of key personnel, or the inability to hire or retain qualified personnel, could have a material adverse effect on our results of operations, financial condition or business.

         The Company must hire additional medical staff at the Clinics, including licensed physicians. To retain such staff is difficult in today's competitive marketplace. The Company cannot be sure that it will succeed in its hiring and retention efforts. The Company competes with other medical and heath care companies and research and academic institutions for experienced medical staff and licensed physicians. Many of these companies and institutions have greater resources than the Company has and thus may be in a better position to attract desirable candidates.

         The Company must also hire additional managers as the business grows, that are able to address the needs for regulatory, manufacturing, distribution, sales and marketing capabilities. If the Company is not able to hire managers with these skills, or develop expertise in these areas, the Company's business prospects could suffer.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL

         The Company's management group and directors will own and control approximately 12% of the shares of Company's common stock and therefore be able to significantly influence the management and affairs of the Company and have the ability to control all matters requiring stockholder approval.

Future Capital needs, Uncertainty of Additional Funding

         The Company's operation to date consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and may accelerate in the foreseeable future. The Company expects, that if the warrant holders exercise all of the 4,269,978 warrants to be issued pursuant to this prospectus and the 22,852,594 warrants previously registered on April 12, 2001,the Company will receive proceeds in the aggregate amount of $36,403,215. If the Selling Shareholders exercise their option to purchase up to 2,000,000 of common stock, the Company will receive $2,500,000. The Company will, then, have adequate capital resources to satisfy the requirements of its current operation through 2004. However, whether the warrant holders and the Selling Shareholders purchase all of the allotted warrants is in their sole discretion, and not in the control of the Company.

         The rate at which the Company expends its resources is variable and may accelerate, depending on many factors, many of which are outside the control of the Company, including the continued progress of the Company's research and development of new product candidates; the cost, the timing, and outcome of further regulatory approvals; the expenses of establishing a sales and marketing force, the timing and cost of establishing or procuring additional requisite production and other manufacturing capacities, the cost; if any, the cost of preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and the status of competitive products and the availability of other financing.

         The Company anticipates that it will require additional financing to fund the Company's operations. Future financing may result in the issuance of debt, preferred stock and common stock securities, in dilution to the holders of the common stock. Any such financing, if required, may not be available on satisfactory terms or at all. There can be no assurance that additional investments or financing will be available as needed to support the development of the products. Failure to obtain such capital on a timely basis could result in lost business opportunities, or the financial failure of our company.

DEPENDANCE ON A LIMITED NUMBER OF SUPPLIERS FOR MATERIALS USED IN MANUFACTURING THE COMPANY'S PRODUCT; RISK OF INTERRUPTION

         The Company's products currently contain components manufactured by third-party vendors. The Company incorporates components into some of its products and any significant interruption in the availability of these third party products or defects in these products could harm the Company's business. Some of these materials are available only from limited sources. In the event of a reduction in, interruption of, or degradation in the quality of the supply of any of our required materials, or an increase in the cost of obtaining those materials, the Company would be forced to locate an alternative source.

         Any significant interruption in the availability of these third-party products or defects in these products could harm the Company's business unless and until the Company can secure an alternative source. If no alternative source were available or if an alternative source were not available on a timely basis or at a reasonable cost or otherwise on acceptable terms, the Company's ability to manufacture one or more of our products would be delayed or halted, in which case the Company could lose sales and customers, and the business would be significantly harmed as a result.

THE COMPANY HAS LIMITED MANUFACTURING EXPERIENCE

         The Company lacks experience in large-scale manufacturing, which could hamper its ability to manufacture the existing products or new products developed. The Company has two options to address this issue. First, the Company can expand its internal ability to manufacture products. Second, the Company continues to contract with third parties to manufacture for products based upon the Company's technology. If the Company is unable to expand its own manufacturing capability or maintain a contract with suitable manufacturers, on acceptable terms and in a timely manner, the Company may become unable to meet its demands for existing products and could be delayed in introducing new products to the market. Failure to meet the demands for existing products or delays in introducing new products will harm the Company's financial condition.

POTENTIAL ADVERSE IMPACT OF SHARES OF STOCK ELIGIBLE FOR FUTURE SALE

         Sales of a large amount of shares of common stock in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

         On July 6,2001 the Company had an aggregate of 35,379,834 issued and outstanding shares of common stock.

         On April 12, 2001, the Securities and Exchange Commission issued an order declaring a registration statement effective pursuant to section 8(a) which included, among other securities, 11,426,297 Class A warrants and 11,426,297 Class B warrants and 22,852,594 shares of common stock issuable upon the exercise of the class A and Class B warrants. These securities are freely tradable without restrictions under the securities act.

         All of the securities included in this prospectus will be freely tradable without restrictions under the securities act.

         On July 6, 2001, there were 19,945,031 outstanding shares held by existing shareholders that are restricted securities as that term is defined in Rule 144 under the Securities Act (Hereinafter, the "Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701, promulgated under the Securities Act. As of July 6, 2001, there are approximately 2,100,000 formerly Restricted Shares that are available eligible for sale because the two-year holding period has expired

VOLATILITY OF STOCK PRICE

         The market price of the common stock has historically been subject to price volatility. The market prices for securities of companies engaged in pharmaceutical development have been volatile. Such volatility may recur in the future due to overall market conditions or specific factors of the pharmaceutical industry such as the Company's ability to effectively penetrate the market, new technological innovations and products, changes in government regulations, developments with respect to patent or proprietary rights, public concerns with regard to safety and efficacy of various medical procedures, the issuance of new or changed stock market analyst reports and recommendations, the Company's ability to meet analysts' projections and fluctuations in the Company's financial results. In addition, the common stock could experience extreme fluctuations in market price that are wholly unrelated to the operating performance of the Company.

         On July 3, 2001, the Company's Common Stock was quoted on the OTC Electronic Bulletin Board at the price of $0.046. The following sets for the quarterly fluctuations in the reported bid prices for the period from January 1, 1997 through March 31, 2001. These are the actual prices quoted during the periods indicated and have not been restated due to the 1:2 reverse split effective June 22, 2000.

                                              High Bid          Low Bid
                                              --------          -------
Fiscal Year Ending December 31, 1997
  First Quarter                                 $2.50             $ .625
  Second Quarter                                $3.75             $ .625
  Third Quarter                                 $3.375            $ .875
  Fourth Quarter                                $1.125            $ .130

Fiscal Year Ending December 31, 1998
  First Quarter                                 $  .219           $ .125
  Second Quarter                                $  .375           $ .170
  Third Quarter                                 $  .410           $ .130
  Fourth Quarter                                $  .260           $ .110

Fiscal Year Ending December 31, 1999
  First Quarter                                 $  .320           $ .110
  Second Quarter                                $ 2.06            $ .320
  Third Quarter                                 $ 1.45            $ .438
  Fourth Quarter                                $  .812           $ .520

Fiscal Year Ending December 31, 2000
  First Quarter                                 $ 1.88            $ .550
  Second Quarter                                $ 1.06            $ .531
  Third Quarter                                 $  .968           $ .250
  Fourth Quarter                                $  .480           $ .190

Fiscal Year Ending December 31, 2001
  First Quarter                                 $  .490           $ .220


APPLICATION OF PENNY STOCK RULES COMMON STOCK

         The Securities and Exchange Commission has adopted regulations that generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or exercise price of less than $5.00 per share, subject to certain exceptions. The Company's common stock may be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended, unless an exemption from such rules is available. Broker-dealers making a market in the common stock may be required to provide disclosure to their customers regarding the risks associated with the common stock, the suitability for the customer of an investment in the common stock, the duties of the broker-dealer to the customer and information regarding bid and ask prices for the common stock and the amount and description of any compensation the broker-dealer would receive in connection with a transaction in the common stock. The application of these rules will likely result in fewer market makers making a market of the common stock and further restrict the liquidity of the common stock.

Securities Law Issues

         The Company has raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered with the Securities and Exchange Commission or any state agency in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if the Company inadvertently failed to comply with the requirements of any of such exemption, investors would have the right to rescind their purchase of the securities or sue for damages. If one or more investors successfully rescinded the purchase or institute such suit, the Company could face severe financial demands that could material and adversely affect our financial position.

Absence of Common Stock Dividends

         The Company has not declared or paid dividends, and does not anticipate paying any cash dividends in the foreseeable future. Any payment of cash dividends on the Company's common Stock in the future will be dependent upon the financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

DEPENDENCE UPON PROPRIETARY TECHNOLOGY; UNCERTAINTY OF PATENTS, TRADE SECRETS AND PROPRIETARY TECHNOLOGY

         The pharmaceutical industry is characterized by a large number of patent filings. A substantial number of patents have been issued to other pharmaceutical companies. Competitors, therefore, may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. Competitors, with far greater resources, may obtain patents that interfere with the Company's ability to develop or market product it originated. Since patent applications are secret until patents are issued, in the United States, or published, in other countries, the Company cannot be sure that it is first to file any patent application. Further, the laws of certain foreign countries do not provide the protection to intellectual property provided in the United States, and may limit the Company's ability to market its products overseas. The Company cannot give any assurance that the scope of the rights that may be granted to the Company's products are broad enough to fully protect those rights from infringement.

         Litigation regarding intellectual property is common because there can be no assurance that any registration or any patent application will significantly protect an owner's rights to intellectual property. Litigation or regulatory proceedings, therefore, may be necessary to protect the Company's intellectual property rights. Such litigation and regulatory proceedings are very expensive, can be a significant drain on the Company's resources, diverts resources from product development, and involves substantial commitments of management time. There is no assurance that the Company will have the financial resources to defend the Company's intellectual property rights from infringement or claims of invalidity. Failure to successfully defend the Company's rights with respect to its intellectual property can have a materially adverse effect on the Company's business, financial condition and results of competitors, many of which have far greater resources than the Company, will not apply for and obtain patents that will interfere with the Company's ability to develop or market product ideas that it originated.

         The Company's brochures that describe the treatment regimen have been copyrighted. The Company has prepared and filed United States trademarks applications for some of its trademarks including SILHOUETTE OF A FACE, WASATCH PHARMACEUTICAL, AMERICAN INSTITUTE OF SKIN CARE and MEDYSIS. The formulas for the products are maintained as trade secrets with internal controls and security. There are no patents or patents pending for the Company's products.

         The Company relies upon proprietary technology and trade secrets that are not protected by United States, or international, patents and there is no assurance that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose the Company's proprietary technology. The Company will use its best efforts to protect such information and techniques; however, no assurance can be given that such efforts will be successful. The failure to protect the intellectual property could cause the Company to lose substantial revenues and to fail to reach its financial potential over the long term.

         The Company also relies on business trade secrets, know-how and other proprietary information. If this information were disclosed to competitors, the business would suffer. The Company protects this information, in part, by entering into confidentiality agreements with licensees, employees and consultants, which prohibit these parties from disclosing our confidential information. Despite these agreements, the Company cannot be sure that the agreements will provide adequate protection for its trade secrets, know-how and other proprietary information or that the information shared with others during the course of the Company's business will remain confidential. Nor can the Company be certain that the Company would have sufficient legal remedies to correct or be compensated for unauthorized disclosures or sufficient resources to seek redress.

         The Company continues to license rights from Medisys. Medisys is a research and development company in the field of dermatology. Medisys began its research in 1989, as continuation of the research started, by Gary V. Heesch (currently CEO of the Company). Since access to these rights is necessary for the Company's business, it must comply with these license agreements. The business could be harmed if Company breaches any of these license agreements, lose the right to use this licensed technology, or is unable to renew the existing licenses on acceptable terms or get additional licenses on acceptable terms.

         The Company must not infringe on the intellectual property rights of others. If the Company infringes upon the rights of others it may be exposed to the following risks:

         a. The Company could be required to alter its products, treatments or processes;

         b. The Company could lose customers that are reluctant to continue using its products;

         c. The Company could be forced to abandon its product development work;

         d.       The Company could be required to pay monetary damages; and

         e. The Company cannot be sure that it could alter its products or processes or obtain a license at a reasonable cost, if at all.

         The business may be damaged if the Company could not make the necessary alterations or obtain a necessary license on acceptable terms. In addition, the Company may need to litigate the scope and validity of intellectual property rights held by others. Such litigation and regulatory proceedings are very expensive, can be a significant drain on the Company's resources, diverts resources from product development, and involves substantial commitments of management time. There is no assurance that the Company will have the financial resources to defend a claim that the Company infringed on the intellectual property rights of its competitors. Failure to successfully defend the Company's a claim of an alleged infringement upon the intellectual property rights of a third party can have a materially adverse effect on the Company's business, financial condition and results of competitors, many of which have far greater resources than the Company.

Acquisitions of companies or technologies may result in disruptions of the Company's business

         The Company expects to make acquisitions of complementary companies, products or technologies, although the Company currently lacks adequate working capital or financial resources to effect acquisitions requiring cash and given the uncertainty involving the Company's outstanding common stock it may encounter difficulty in effecting transactions utilizing its equity as purchase consideration. Currently, the Company has not identified any acquisition candidates and no acquisitions are contemplated. If the Company makes any acquisitions, it will be required to assimilate the operations, products and personnel of the acquired businesses and train, retain and motivate key personnel from the acquired businesses. Management may be unable to maintain uniform standards, controls, procedures and policies if it fails in these efforts.

         The Company may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities for any acquisition could substantially dilute the Company's shareholders. In addition, profitability may suffer because of acquisition-related costs or amortization costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired businesses, products or technologies with existing operations, the Company may not receive the intended benefits of acquisition.

LIMITED TRADING MARKET

         The Company's common stock is not traded on an established market, it is being traded on the OTC Bulletin Board. There is no prior trading market for the Company's Warrants. There can be no assurance that a trading market for the Warrants will develop or, if developed, will continue. There is no assurance that the limited market for the common stock will continue.

NO COMMITMENT TO PURCHASE WARRANTS

         There is no commitment by the Common's shareholders to exercise any portion of the warrants issued, and purchase the underlying common stock. The Company can give no assurance that any of the warrants will be exercised. There is no minimum number of warrants that must be exercised to enable the Company to use the proceeds received from the exercise. To the extent that less than all of the warrants are exercised, the Company will be prevented from implementing all of its immediate business plans, absent additional financing. (See "Use of Proceeds" and "Description of Securities.")

REDEEMABLE WARRANTS

         The Class A Warrants are redeemable by the Company for $.01 per Warrant, at any time after the Effective Date, upon thirty (30) days' prior written notice, if the average closing price or bid price of the common stock, as reported by the principal exchange on which the common stock is quoted, the National Quotation Bureau, Incorporated or the Nasdaq SmallCap Market ("Nasdaq"), as the case may be, equals or exceeds $1.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption.

         The Class B Warrants are redeemable by the Company for $.01 per Warrant, at any time after Effective Date, upon thirty (30) days' prior written notice, if the average closing price or bid price of the common stock, as reported by the principal exchange on which the common stock is quoted, the National Quotation Bureau, Incorporated or the Nasdaq SmallCap Market ("Nasdaq"), as the case may be, equals or exceeds $3.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption.

         Redemption of the Warrants might force the Warrant holder to exercise the Warrants, and pay the exercise price, at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the current market price of the Warrants when he might otherwise wish to hold the Warrants for possible additional appreciation, or to accept the redemption price which may be substantially less than the market value of the Warrants at the time of redemption. There can be no assurance that the market price of the common stock underlying the Warrants will be greater than $1.00 or $3.00 respectively, at the time the Company is required to file a post-effective amendment to keep its prospectus current. Further, the Warrants cannot be redeemed unless the registration statement filed with the Securities and Exchange Commission registering the Warrants is current. As a result, it may be cost effective and expedient for the Company to redeem such Warrants for $0.01 per Warrant at an early date rather than keep the prospectus current for the exercise of the Warrants. Any holder who does not exercise his Warrants prior to their expiration or redemption, as the case may be, will forfeit his right to purchase the shares of common stock underlying the Warrants. (See "Description of Securities - Warrants.")


CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS

         The Company's shareholders will have the right to exercise the warrants, or resale the common stock included herein, only if a current prospectus relating to the shares or the shares underlying the warrants is then in effect, and only if such shares are qualified for sale under applicable securities laws of the states in which the various holders of the warrants and shares of common stock reside. There is no assurance that the Company will be able to maintain a current prospectus covering such shares or be able to register or qualify such shares in the state where such Warrant holders reside. The warrants will be deprived of any value if a current prospectus covering such shares issuable upon the exercise thereof is not kept effective or if such shares are not registered in the states in which holders of the Warrants reside. (See "Description of Securities - Warrants.")

                                 USE OF PROCEEDS

         The Company will receive proceeds upon the exercise of the warrants held by its shareholders and the stock purchase rights held by the selling shareholders. The Company estimates that it will receive net proceeds of $7,815,943 (after deducting $21,530 for estimated offering expenses) from the exercise of shareholder warrants and selling stockholder stock purchase rights. The net proceeds of this offering will be used as follows:

         [ ]  To fund the acquisition of clinics and clinical equipment
         [ ]  To fund the Internet infrastructure
         [ ]  To reorganize the corporate debt structure
         [ ]  To acquire compatible skin care providers and companies
         [ ]  To complete the FDA approval process
         [ ]  To complete the market study on the products and their application
         [ ]  To commence a strategic marketing and advertising plan
         [ ]  To use as working capital and for general corporate purposes.

         The timing and amounts of our actual expenditures will depend on several factors, including the timing of our personnel and real estate growth plans effecting the clinic expansion strategy, the success of our Internet Online Store, the success of our clinic marketing program, our entry into collaboration agreements with HMOs, PPOs and insurance companies, the progress of our clinical trials for certain products, the progress of our research and development programs, the results of other clinical and marketing studies and the timing and costs of regulatory approvals of certain products.

         Until we use the net proceeds, we intend to invest the funds in short-term, investment-grade, interest-bearing instruments.

                         DETERMINATION OF OFFERING PRICE

         The exercise price of the warrants was arbitrarily determined by the Company's management and does not necessarily bear any relationship to the assets, losses, net worth or book value of the Company, or other established criteria of value.

         The Selling Shareholders named in this Prospectus under the "Selling Shareholders" may sell their shares at market price.

         The Company's common stock is currently traded on the NASDAQ OTC Bulletin Board, under the symbol "WSPH." On July 3, 2001, the price of the Common Stock was $0.046 per share.

                                 DIVIDEND POLICY

         Holders of the Company's Common Stock are entitled to cash dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has never paid dividends. The Company does not anticipate the declaration or payments of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the developments and expansion of its business.

         Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be assurance that cash dividends of any kind will ever be paid.

                                    DILUTION

         The following summarizes the dilution to the Series A and Series B Warrant holders and the purchasers of 2,000,000 shares of common stock, assuming that all of the Warrants were exercised and all of the common stock was sold as of June 30, 2001.

         The net tangible book value of Wasatch's common stock, as of June 30, 2001, was a negative $4,246,571 or ($0.12) per share. The June 30, 2001 deficit consisted of the net tangible book value at March 31, 2001, a deficit of $3,766,801, or ($0.11) per share, adjusted for equity transactions and operating losses occurring from that date through June 30, 2001, an increase in the deficit of $479,770 or ($0.01) per share.

         After giving effect to the sale of shares of common stock through the exercise of the Warrants proposed by this offering, at the stated price of $.50 per share for 13,561,286 Series A Warrants (including 11,426,297 Series A Warrants previously registered on April 12, 2001 under the Securities Act of
1933) and at the stated price of $2.00 per share for 13,561,286 Series B Warrants (including 11,426,297 Series B Warrants previously registered on April 12, 2001 under the Securities Act of 1933) and the shares that will be issued upon the exercise of rights granted to Gary Heesch, President & CEO, and David Giles, Vice President and CFO ("Selling Shareholders"); 1,000,000 shares at the stated price of $.50 per share and 1,000,000 shares at the stated price of $2.00 per share, the pro forma net tangible book value as of June 30, 2001 would be $32,056,644 or $.50 per share, after deducting the estimated offering expenses of $100,000. Net tangible book value per share before this offering was determined by dividing total tangible assets less total liabilities by the number of shares of common stock outstanding as of June 30, 2000.

         This offering will result in an immediate increase in net tangible book value per share of $.08 to existing stockholders and an immediate dilution per share of $.44 to the Series A Warrant holders and $.50 selling shareholders and an immediate dilution per share of $1.50 to the Series B Warrant holders and $2.00 selling shareholders. Dilution is determined by subtracting net tangible book value per share after this offering from the assumed warrant conversion price and selling shareholders price of either $.50 or $2.00 per share.

         The following table illustrates the dilution attributable to shares derived from the exercise of Series A and Series B Warrants and selling shareholder stock purchase rights if future events are favorable and the market for the Company's common stock improves. It should not be construed as the probable result of this proposed offering and reflected in the following table.

                                                                                         Conversion
                                                                                       Price Per Share
                                                                                       ---------------
                                                                     $       .50        $      2.00          Combined
                                                                     -----------        -----------        ------------
     Assumed conversion price                                        $       .50        $      2.00        $       1.25
                                                                     -----------        -----------        ------------
     Net tangible book value (deficit)
         per share at June 30, 2000                                         (.12)              (.12)               (.12)
     Increase per share attributable to
         April 12, 2001 offering                                             .15                .52                 .54
                                                                     -----------        -----------        ------------
     Net tangible book value per share
         after the April 12, 2001 offering                                   .03                .40                 .42
     Increase per share attributable to offering                             .03                .10                 .08
                                                                     -----------        -----------        ------------
     Net tangible book value per share
         after this offering                                         $       .06        $       .50        $        .50
                                                                     ===========        ===========        ============
     Dilution in net tangible book value
         per share to new investors                                  $       .44        $      1.50        $        .75
                                                                     ===========        ===========        ============

         The following table summarizes, as of June 30, 2001, the differences between the total consideration paid to Wasatch for common stock and the average price per share paid by the existing stockholders and the investors purchasing common stock derived from this offering, based on an assumed conversion price of $.50 and $2.00 per share for Series A Warrants and Series B Warrants and the selling shareholders rights, respectively:

                                                                                                         Average
                                                   Shares Purchased        Total Consideration           Price
                                                     Number Percent        Amount      Percent           Per Share
                                                     --------------        ------      -------           ---------
Existing stockholders                              35,379,834  54.8%     $5,342,936       12.8%            $ .15
                                                                                                           =====
Warrants registered April 12, 2001
  Series A $.50 conversion price                   11,426,297  17.7       5,673,913       13.6             $ .50
                                                                                                           =====
  Series B $2.00 conversion price                  11,426,297  17.7      22,813,359       54.8             $2.00
                                                   ---------- -----      ----------      -----             =====
                   Total                           58,232,428  90.2      33,830,208       81.2

Warrants to registered with filing
  Series A $.50 conversion price                    2,134,989   3.3       1,059,262        2.5             $ .50
                                                                                                           =====
   Series B $2.00 conversion price                  2,134,989   3.3       4,261,530       10.2             $2.00
                                                                                                           =====
   Common stock at $.50 price                       1,000,000   1.6         497,468        1.2             $ .50
                                                                                                           =====
   Common stock at $2.00 price                      1,000,000   1.6       1,997,683        4.9             $2.00
                                                   ---------- -----      ----------      -----             =====
                  Total                            64,502,406 100.0     $41,646,151      100.0
                                                   ========== =====     ===========      =====

                              PLAN OF DISTRIBUTION

         The Company is registering Series A and Series B warrants, including the underlying common stock distributable upon the exercise of the warrants, and 2,000,000 shares of common stock. The warrants will be distributed after the effective date of this filing and upon the exercise of the warrants; the Company will distribute the common stock directly to its common stockholders, without an underwriter or other third party intermediary. The 2,000,000 shares of common stock will be issued upon the exercise of certain rights granted to Gary Heesch, President and CEO, and David Giles, Vice President and CFO, (hereinafter referred to as the "Selling Shareholders") under a Common Stock Purchase Agreement.

         The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include:

         (a) A block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         (c) Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (d) Privately selling stockholders may arrange for other brokers or dealers to participate.

         Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share, and, to the extent the purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with the re-sales, may pay to or receive from the purchasers of the shares commissions as described above.

         In connection with the distribution of the Shares, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the selling shareholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of the such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling shareholders that, during the time that they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company's authorized common stock consists of 100,000,000 shares of common stock, $.001 par value per share. As of July 6, 2001, the Company had 35,379,834 shares of common stock issued and outstanding. Immediately prior to the date of this Prospectus, there were 1231 stockholders of record of the Company. Except for warrants held by, and not exercised, the warrant holders, and options held by the Company's employees, holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of common stock are validly authorized and issued, fully paid and non-assessable.

         The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the Company's Amended Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the common stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation, Amended Certificate of Incorporation and bylaws that are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Utah for more complete description concerning the rights and liabilities of stockholders.

         The Company's common stock is currently traded on the OTC Bulletin Board, under the symbol "WSPH." On July 3,, 2001, the bid price of the common stock was $0.046 per share. The Company is required to maintain certain minimum criteria established by the NASDAQ. There can be no assurance that the Company will be able to continue to fulfill such criteria. See "Risk Factors." The sales of significant amounts of the common stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital that time through the sale of its equity securities.

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

WARRANTS AND OPTIONS

         The Company registered 11,426,297 Class A warrants and 11,426,297 Class B warrants in a registration statement which became effective April 12, 2001. After the effective date, the Company became aware that there was a difference in the Company's calculation of shares held in "street name" eligible to receive Class A warrants and Class B warrants and the calculation by Depository Trust Company. To resolve the difference, the Company decided to register an additional 2134,989 Class A warrants and 2134,989 Class B warrants.

         The 2,134,989 Class A Warrants entitles the holders to purchase one (1) share of common stock at a purchase price of $0.50 per share during the period commencing after the Effective Date until January 12, 2007. The 2,134,989 Class B Warrants entitles the holders to purchase one (1) share of common stock at a purchase price of $2.00 per share during the period commencing after the Effective Date until January 12, 2007.

         The Class A Warrants are redeemable by the Company for $.01 per Warrant, at any time after June 30, 2001, upon thirty (30) days' prior written notice, if the average closing price or bid price of the common stock, as reported by the principal exchange on which the common stock is quoted, the National Quotation Bureau, Incorporated or the Nasdaq SmallCap Market ("Nasdaq"), as the case may be, equals or exceeds $1.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption. The Class A Warrants may be exercised any time prior to the expiration of the 30-day redemption notice period. Upon thirty (30) days' prior written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Description of Securities."

         The Class B Warrants are redeemable by the Company for $.01 per Warrant, at any time after June 30, 2001, upon thirty (30) days' prior written notice, if the average closing price or bid price of the common stock, as reported by the principal exchange on which the common stock is quoted, the National Quotation Bureau, Incorporated or the Nasdaq SmallCap Market ("Nasdaq"), as the case may be, equals or exceeds $3.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption. The Class B Warrants may be exercised any time prior to the expiration of the 30-day redemption notice period. Upon thirty (30) days' prior written notice to all holders of the Class B Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class B Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Description of Securities."

         The Warrants described in this prospectus are exercisable commencing on the Effective Date of the registration of the Warrants. The Company anticipates that the Warrants will be traded on the OTC Bulletin Board and in the over-the-counter market "pink sheet," however, there is no assurances that an active trading market will develop.

         The Company executed a contract with Mr. Gary Heesch, CEO, wherein the Company granted Mr. Heesch the option to purchase up to 1,000,000 shares of the Company's common stock. Under the agreement, Mr. Heesch can purchase 500,000 shares of common stock at $0.50 per share and an additional 500,000 shares at $2.00 per share. In consideration for the option, Mr. Heesch agreed to use 500,000 Class A Warrants and 500,000 Class B Warrants as collateral for a loan to be made directly to the Company. The Class A and Class B Warrants and the underlying stock issuable upon their exercise were included in the registration which became effective on April 12, 2001.

         The Company executed a contract with Mr. David Giles, CFO, wherein the Company granted Mr. Giles the option to purchase up to 1,000,000 shares of the Company's common stock. Under the agreement, Mr. Giles can purchase 500,000 shares of common stock at $0.50 per share and an additional 500,000 shares at $2.00 per share. In consideration for the option, Mr. Giles agreed to use 500,000 Class A Warrants and 500,000 Class B Warrants as collateral for a loan to be made directly to the Company. The Class A and Class B Warrants and the underlying stock issuable upon their exercise were included in the registration which became effective on April 12, 2001.

PREFERRED STOCK

         There are a total of 49,258 shares of preferred stock issued and outstanding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         The following financial narrative of "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the audited financial statements at December 31, 2000 and 1999 and the unaudited financial statements at March 31, 2001 and 2000 and the notes to those statements. This discussion includes forward-looking statements that involve risks and uncertainties. Some of those risks and uncertainties are set forth under "Risk Factors" and included elsewhere in this prospectus.

         The Company's products treat skin disease using non-invasive topical medicines and methods. Since commencing operations, the Company's activities have been primarily devoted to further developing its products and other clinical processes, raising capital, purchasing assets, and recruiting personnel. As a development stage company, Wasatch does not have significant sales. The major source of working capital is proceeds from privately placed equity and debt financings.

         Management has focused on raising capital necessary. In the short term, the Company plans to raise sufficient capital to establish its significant sales on the Internet and to begin its marketing program to increase revenue from its existing clinics. Once there are 4-5 clinics and a network of Internet physicians operating at a profitable level, the Company intends raise more capital through a public offering of equity. The Company intends to raise sufficient capital to set up clinics all over the United States and Europe.

         At December 31, 2000, and March 31, 2001 the Company had cumulative operating losses since its inception of $7,746,308 and $8,698,189, respectively. The losses are attributable to product research and development, the cost of starting up and operating the prototype clinics, the losses from its former oil and gas operations and the costs involved in raising start up capital funds.

         In each calendar year since inception in 1989, the Company's operating expenses have exceeded operating revenues. Currently, the Company is operating at a cash deficiency of approximately $162,000 per month. Twenty percent (20%) of the operating loss is attributed to its clinic operations and the balance is due to debt service and the costs of fund raising activities. The Company expects its operating expenses will continue at approximately the same rate, until the Company completes its next level of funding and increases, substantially, expenditures for the promotion of its products and services. With adequate funding, Wasatch will increase advertising and marketing expenditures to launch its e-commerce and marketing programs.

         Financing expenses, the Company's primary costs and expenses, consist of salaries and related personnel costs, fees paid to consultants, fees paid for outside services, and the legal expenses relating to the development transaction structuring for the various financings. Financing costs are expensed as they are incurred, except for specific project costs carried out through independent third party contractors or suppliers that are deferred or capitalized if the project is successful and if such cost can be reasonably identified.

         General and administrative expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, recruitment expenses, professional fees and other corporate expenses, including corporate business development and general legal activities.

         Research and development costs consist of research related salaries and personnel costs, fees paid to consultants, fees paid for outside services, legal expenses resulting from intellectual property protection and organizational affairs and the other expenses relating to the design, development, testing, and enhancement of the Company's products. Research and development costs are expensed as they are incurred, except for special project costs carried out through independent third party contractors. Expensed research and development costs are charged to the type of cost incurred.

         As of December 31, 2000 and March 31, 2001, the continuing businesses of the Company are contained in the operations of its three wholly owned subsidiaries, Medisys, AISC and AISC Online. After January 1994, the Company's sole source of revenue has been the two AISC operated prototype skin care clinics and revenue from its Internet online product store beginning in first quarter, 2001. Revenues, since inception, have been small averaging approximately $100,000 annually. The Company's best revenue year was 1995 when product and service sales were $225,000.

         Management estimates that the average annual revenue per patient is $600. Forty percent (40%) of those revenues are derived from physician fees. Due to the small patient load, the two AISC clinics are operating at approximately five percent (5%) to ten percent (10%) of capacity. Management believes that revenues will continue to decrease because of the lack of media exposure, professional networks and advertising.

         An important strategy in the clinic's marketing program is the development of contract relationships with insurance companies that highlight the cost savings of the Company's treatment programs. To commence those contractual relationships, the Company plans to identify the cost savings of its treatment methodology by participating in a controlled study with a pilot insurance company.

Liquidity and Capital Resources

         Because the Company is in the development stage, it has limited working capital and limited internal financial resources. At December 31, 2000 the Company had a working capital deficit of $4,035,000. The perennial working capital deficit has prevented the Company from borrowing funds from conventional lending institutions. Being denied funding by commercial lenders, the Company has had to meet its current obligations by relying on cash from private loans and equity placements with various individuals.

         As of March 31, 2001, the Company had current assets of $303,243 and current liabilities of $4,218,966 resulting in a working capital deficit of $3,915,723, which is a 3% decrease from December 31, 2000. The decreased deficit is attributable to an increase of $116,000 in inventory which was financed through equity funding rather than debt. The Company's operating loss for the three months ended March 31, 2001 included expenditures for business commencement costs associated with developing products, marketing plans and Internet strategies and the acquisition of facilities and operating assets. These activities were financed with additional shareholder investment of $1,132,000 for the three months.

         Since inception, among the most significant financial events was a series of 1996 and 1997 transactions designed to add corporate value and operating revenues through the acquisition of assets and an attempt to raise capital through an offshore lending source. The asset acquisition transactions were speculative but the direct cash cost was minimal. During 1997, management realized that projected increases in operating profits and cash flow from the asset acquisitions was not going to be realized. In late 1998, it also became apparent that the parties participating on the loan transaction were not going to be able to perform. Consequently, effective December 31, 1997 the Company disposed of the operating assets acquired and in 1998 it discontinued attempts to consummate the offshore loan. This management decision reduced shareholder equity by approximately $3,758,000, (including a $410,000 charge to earnings and a $3,348,000 charge to paid in capital).

         From inception, the Company's operations have been funded using vendor open account credit or debt in the amount of $662,678, shareholder and other loans in the total amount, including interest, of $2,734,051 and shareholders' cash investments in the amount of $2,695,247. Although the Company has to date operated using these sources of funds, management is not certain that similar or comparable capital resources will continue to be available in the future.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company is in the development stage and has not established a source of revenues sufficient to cover its operating costs in a manner that will allow it, in the long term, to continue as a going concern. Management continues to seek long-term funding through private and public stock offerings and believes that sufficient funding will be raised to meet operating needs during the remainder of its development stage. In addition, the Company has set a goal to have the funds to initiate its business plans during the third quarter of 2001.

         The Company has spent, and expects to continue to spend, substantial amounts in connection with implementing its business strategy, including the planned product development efforts, additional clinical trials, and the necessary research and development. Based on current plans, management believes that its cash and cash equivalents and the net proceeds from this offering will be sufficient to enable it to meet its planned operating needs for at least the next 24 months. However, the actual amount of funds needed to operate is subject to many factors, some of which are beyond Company management's control.

         The following recapitulates, since inception, the sources of certain cash and non-cash working capital utilized in financing the Company's operations: See the more detailed description of these transactions in the footnotes to the financial statements.

         Professional Services. During the three months ended March 31, 2001 and the calendar years ended in 2000 and 1999, respectively, the Company issued 1,094,338, 2,273,209 and 3,331,076 shares of its Common Stock to various individuals and companies, as compensation for their services.

         Shares Issued to Note Holders. During the three months ended March 31, 2001 and the calendar years ended in 2000 and 1999, respectively, the Company issued 131,000, 274,823, and 672,114 common shares to other shareholder/ creditors as compensation for extending the due date on their obligations and in lieu of principal payments and interest. In addition, two creditor/shareholders elected to add the interest earned to date to their note's principal balance.

         Stock Exchange Agreement and Other Share Sales Arrangements. To assist the Company in raising capital, Gary Heesch, CEO and Dave Giles, CFO have sold some of their shares held in the Company to third-party investors, and reinvested the proceeds of those sales. From 1999 to 2000, Messrs. Heesch and Giles have reinvested $300,061.

         On October 27 1999, the Company executed an "Equity Advisor" agreement with European Equity and Guarantee Corporation (EEG). According to the agreement, EEG marketed and sold Wasatch's stock to investors in Europe, primarily Spain.

         In addition, the Company entered into a third party escrow agreement. The escrow agent, Zion Bank, held shares of the Company's common stock that the Company intended to issue upon sales made pursuant to private placement transactions. The Company delivered 1,840,051 shares to the escrow agent. During 1999 and 2000, the Company sold 1,565,204 shares of its common stock. The net proceeds from the sales, after deducting the costs and fees related to the sales was $474,727.

         Conversion of Outstanding Debt into Common Stock. Two of the Company's creditors, with an aggregate principal amount of $60,000, have the right to convert their outstanding principal and unpaid interest into the Company's Common Stock. The conversion price is equal to 200% of the amount of the principal and unpaid interest owed at the time of conversion, and is converted at the bid price set forth in the promissory note.

         Settlement and Compromise with Promissory Note Holder. In 1999, the Company defaulted on a promissory note in the principal amount of $300,000. The Promissory Note was secured by 12,750,000 shares of common stock, as collateral. Collier Development & Management, Inc., the creditor, sought to enforce its lien against the collateral. The Company negotiated an agreement with Collier. The Company paid $214,750 toward the principal and unpaid interest and issued 1,150,000 shares of common stock to Collier. In return, Collier returned the shares held as collateral and forgave $165,972 of the debt. These funds were originally borrowed in connection with unsuccessful joint venture to raise capital.

         Convertible Debenture Settlement. On April 19, 2000, the Company entered into a securities purchase agreement with Aspen Capital to invest in the Company. Under the agreement, Aspen gave the Company $180,000. In exchange, the Company issued a convertible debenture in the principal amount of $200,000, due and payable in three years from the date of the note at 8% interest. Pursuant to the terms of the securities purchase agreement, the debenture was convertible in shares of common stock, which the Company was required to register. In June 2000, the Company's management concluded that it did not want to pursue the funding, because of operational restrictions and changes demanded by Aspen that were not in the original agreement. During the discussions to renegotiate the terms of the securities purchase agreement, Aspen notified the Company that it was in default.

         In October, 2000, the Company a filed suit against Aspen in the state court in Salt Lake City, Utah. The law suit was dismissed with prejudice to re-file after Aspen and the Company entered into a settlement agreement on November 7, 2000. The terms of the agreement were read into the court record. Under the terms of the original settlement agreement, the Company delivered 750,000 shares of common stock, and agreed to repay Aspen $180,000. The Company dismissed its suit against Aspen, and Aspen agreed to not to pursue its rights according to the terms of the original stock purchase agreement. If the Company was unable to repay the cash portion of the settle by various due dates, the amount of cash and stock due increased.

         The Company was unable to meet the repayment requirements of the settlement agreement. Therefore, pursuant to the terms of the settlement agreement, by January 5, 2001, the Company was required to pay $350,000 and issue 1,500,000 shares of common stock.

         The settlement agreement was amended on January 16, 2001. Pursuant to the amendment, the Company no longer had an obligation to pay any cash, but was required to issue 3,500,000 shares of the Company common stock.

         The Company was also required to register the shares of common stock issued to Aspen, by May 1, 2001. The Company met that condition by filing a registration statement, which became effective April 12, 2001.

         Non-Cash Compensation. Wasatch's operational results include non-cash compensation expense from the issuance of stock and stock option grants. The expense is included in the respective categories of expense in the statement of operations. The Company expects to expand these programs as part of the base strategy for executive and employee compensation programs.

Results of Operations

         During the development stage of the Company, management focused on establishing the medical and administrative procedures for its clinics. During this period, the Company did not had the capital to launch a national, or even regional, advertising and public relations campaign to promote the "Skin Fresh" treatment and products. Although the Company commenced infrastructure investments, the basic business of the Company remains a start up and the Company continues to experience incremental operating losses as a result of the prototype nature of its operations and the staff increases in preparation of launching its business strategy.

         For the three months of calendar 2001, the Company had a net loss of $951,881, compared to a net loss of $325,237 in the same period of 2000.

         Revenues

         During the fiscal year ending December 31, 2000, the revenues from operations were $29,784. The 2000 fiscal revenues represent a 33% decrease in revenues from the $44,620 earned during the fiscal year ending December 31, 1999. For the three months ended March 31, 2001, the Company's revenues remained nominal at $23,700 but were substantially greater when compared to revenues of $7,682 for the same period of 2000. This increased revenue was primarily the result of revenue from the online store which began operation during the first quarter of 2001. The Company's operating expenses increased $88,800 in the first three months of 2001, as compared to the first three months of 2000. This increase reflects the emphasis on ramping up the marketing and sales efforts for the Internet and the Utah clinics. The Company's management does not believe that revenues from the clinic operations will significantly increase until the Company launches its fully funded marketing program.

         Expenses

         Clinic operating expenses for fiscal 2000 were higher than fiscal 1999 by $28,771 or 9%. This increase was primarily due to increases in clinic salaries and personnel costs.

         The Company's general and administrative expenses increased $1,050,302 or 193% from fiscal 1999 to fiscal 2000 due primarily to the following increases:

Increases

         Management compensation                      $226,800
         Professional service fees                     356,600
         Investor relations                            174,600
         Licensing expenses                             40,000
         Loss on broker advances                        65,800
         Professional development                       32,700
         Business travel                                26,100

         Those increases are attributable to a larger management group (i.e. new vice presidents of marketing and operations, directors of internet and human resources), use of more contractual financial and technical services and a greater emphasis on corporate development and investor relations. The increases were also reflecting a change in the financial assessment of the value of the Company's common stock.

         In the years prior to fiscal 2000, management concluded that the intrinsic market value of the Company's common stock was near to impossible to ascertain because of volatility, the financial condition of the Company and the limited trading activity in the over-the-counter marketplace. Although most of these valuation barriers remained, management concluded that a market price could be established that would meet the criteria established for generally accepted accounting principals. Consequently, fair market values were utilized in recording shares issued and options granted for employee, consultant and third party services and goods received. This new accounting convention increased recorded general and administrative expenses by $382,800 over what they would have been under the prior method.

         The Carrying costs of loans increased $90,000 because of the new debt and penalties incurred in connection with the $200,000 debenture sale.

         The Company's corporate expenses increased $518,700 to $708,091 for first quarter of 2001 when compared to 2000. That increase was principally financed by $657,500 in new common stock issues. The increase in corporate expense is due to increased staff costs in preparation of commencing the clinic and Internet sales and marketing programs (increase of $129,000) and the many costs of funding the Company's business start up operations for the first quarter (increase of $313,000). The Company had a net loss of $951,881 for the first quarter of 2001 as compared to a loss of $325,212 in the same period of 2000. The Company anticipates that the losses will continue until it obtains the funding that will enable management to fully implement the Company's business plan.

         The increased loss for the three months ended March 31, 2001 versus the same period of 2000 was the result of a $517,638 increase in general and administrative and fund raising expenses. The increase included a $129,477 increase in Officer's Compensation because of additions to the management team and a $312,417 increase in fundraising and finding expenses.

         These corporate expense variations are attributable to the timing of expenditures for fund raising activities and increased business commencement activities.

         The Company anticipates that the losses will continue until sufficient funds are obtained that will enable it to launch its business plan and strategies.

Plan Of Operations

         The operating results experienced, during the six years of the prototype clinics are not indicative of future operating results, because the objective of the prototype clinics was to establish operational procedures, and the Company did not have the funding available to launch the appropriate related advertising and marketing campaign necessary to properly promote the "Skin Fresh" technology.

         Working capital required for operation of the Company over the past six years has been obtained through loans and shareholder investment from private placements. In order to continue operating the prototype clinics and pay the staff of the Company, additional funding and working capital will be required until revenues from professional fees and the sale of product increase to a level adequate to pay for costs of operations.

         The implementation of the Company's business plan is dependent on raising the long-term capital to fund the expansion. The Company estimates that it needs in excess of $10,000,000 to establish the additional clinics, to deliver Internet services in a medically sound and efficacious manner, and to launch the related marketing campaign for product and service identity.

                             DESCRIPTION OF PROPERTY

Dermatology and Administrative Operations

         The Company's administrative and clinic offices are located at 310 East 4500 South, Murray, Utah, and consist of 4,500 square feet. Suite 450 is the administrative office and Suite 560 is the clinic. The Company leases this space from Olympus Properties for $4,600 per month. The term of the lease is 60 months with 58 months remaining. In addition, the Company operates a clinic at 777 North 500 West #206, Provo, Utah, consisting of 1,000 square feet. The Company leases this space from an unrelated third party for $725 per month. The lease is a month-to-month arrangement. Also, the Company has just leased a warehouse to be used as a product distribution center. The warehouse has 1000 square feet of office space and 5200 square feet of warehouse space and is being leased at $2,400 per month for 60 months from Knight Investments.

                 DESCRIPTION OF THE BUSINESS IN LAST FIVE YEARS

History and Organization

         The Company was organized under the laws of the State of Utah as Ceron Oil Company on March 25, 1980. On February 6, 1981, Ceron Oil merged with Folio One Productions, Ltd. ("Folio"), an inactive, publicly held, Delaware Corporation. At the time of the merger, the Company changed its name to Ceron Resources Corporation.

         From the Company's inception, until its acquisition of Medisys Research Group, Inc. (Hereinafter, "Medisys"), on December 29, 1995, the Company's revenues, and assets were attributable to the oil and gas industry. In December 1985, the Company plugged and abandoned its two oil and gas wells because of depleted reserves and the overall economic conditions of the industry. In the period from 1985 to 1995, the Company's business activities, including the acquisition, development and promotion of oil and gas properties, were conducted on a limited basis. The Company focused primarily on maintaining its assets. The Company derived its primary assets from subleases of its office spaces and de minimis film royalties.

         On December 29, 1995, the Company acquired all of the issued and outstanding shares of Medisys, a Utah corporation, issuing shares of its Common Stock. On January 16, 1996, the Company merged with Wasatch Pharmaceutical, Inc., a Utah corporation. The purpose of the merger was to change the corporate domicile from Delaware to Utah, change the name to Wasatch Pharmaceutical, Inc., and changing the par value of its Common Stock to $0.001.

Dermatology Operations

         Medisys was incorporated in September 1989. Medisys is a research and development company in the field of dermatology. Gary V. Heesch (the current CEO of the Company: See, DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON) initiated the research while at Dermacare Pharmaceutical, Inc. (Hereinafter, "Dermacare"). Dermacare began its research, in the early 1980's. In 1989, Dermacare discontinued its operations, and assigned all of its rights to the technology developed by its research to Medisys, in exchange for a five percent (5%) royalty on product sales. These royalties are paid to Dermacare's former shareholders.

         Medisys owns all the rights to the technology developed by Mr. Gary V. Heesch at Dermacare and further developed at Medisys. AISC operates the clinics and sell products related to this technology. AISC has used the technology in the prototype clinics for the past four years. AISC and Medisys' Management believes that the "Skin Fresh" technology is effective in its present form, and does not need significant additional development.

         The Company devoted a substantial portion of its research to developing the "Skin Fresh Methodology" for the treatment of acne, eczema, psoriasis, contact dermatitis, seborrhea, and other less serious skin disorders. The treatment allows the patient to avoid using prescription drugs that are taken internally. The "Skin Fresh" treatment includes a cleaning regimen, and the topical application of FDA approved antibiotics. The Company conducted clinical studies, in 1983 and 1985, using the "Skin Fresh" treatment. The Company experienced favorable results.

         Medisys developed an additional family of products, including cleansers, astringents, and lotions that are sold, as part of the "Skin Fresh" treatment regimen. The products are manufactured in an FDA approved, independent laboratory in California. In addition, Medisys may offer skin care products such as soaps and cosmetics.

         Through clinical studies and test marketing in doctors' offices, Medisys' management observed that for the most successful results occurred in uniform and consistent clinical surrounding, as opposed to sales of prescription drug kits at pharmacies. Medisys' management also discovered that for a patient to achieve total or near total clearing of the acne or eczema condition, the treatments should be continuously supervised. For this reason, the Company created a wholly owned subsidiary, the American Institute of Skin Care, Inc. ("AISC") to operate clinics to provide the best treatment option for its patients.

         AISC opened two prototype clinics to begin treating patients, to train a staff of medical and support personnel, and to develop administrative procedures. In February 1994, the Company opened its first clinic in Salt Lake City, Utah. In November 1994, the Company opened its second clinic in Provo, Utah. AISC treated patients in these clinics through 1997 to finalize its medical and administrative procedures. While operating the prototype clinics, each Clinic used various advertising mediums to test the effectiveness of the different advertising mediums. A national advertising company supervised these tests and used the results to develop a comprehensive advertising and public relations plan for the Company.

         AISC currently operates the two Utah clinics. As capital becomes available for the expansion, AISC plans to open and operate other clinics using the "Skin Fresh Methodology." AISC is also developing the means to market its products and treat patients over the "Internet". The Company intends to establish its clinics in urban centers, under the supervision of a licensed physician.

         AISC treats acne, eczema, psoriasis, contact dermatitis, seborrhea, and other less serious skin disorders using topical lotions and externally applied antibiotics. As opposed to most traditional treatments, the "Skin Fresh" treatment does not rely on expensive, harsh prescription drugs taken internally.

         In the clinics, medical assistants do most of the treatment follow-up. Physicians are only used when medically necessary. A patient's medical costs for the AISC "Skin Fresh" treatment are significantly lower than the costs for traditional treatments programs. Most patients' skin is effectively cleared in two to three months of treatment. The combination of the high success rates, experienced in the clinics, and the cost savings over traditional treatment programs should give the "Skin Fresh" treatment and products an advantage in the medical marketplace.

         Medisys' research and development on other products has been limited because of the Company's limited financial resources. As funds become available, Medisys intends to conduct additional research in the field of dermatology and other related medical fields. Medisys will, where possible, market its technology and products through the AISC clinics, and other channels. Although the Company may choose to market its technology through licensing agreements, Medisys is not currently pursuing other licensing arrangements.

         Patients suffering from acne, eczema, psoriasis, contact dermatitis, seborrhea, and the other skin disorders "Skin Fresh" effectively treats, account for over 70% of the patients that seek medical treatment from dermatologists in the United States. Additionally, Management believes that a potentially larger market exists, with the Company's recent development of a skin rejuvenation treatment. The skin rejuvenation treatment can, also, be administered through the skin care clinics and service centers.

         The key to a successful Internet and clinic operations requires an aggressive advertising campaign targeting physician referral programs, and working closely with HMOs and health insurance companies to make the clinics contract providers. Internet marketing allows the Company to target its intended demographics.

Market Position and Competition

         Only about ten percent (10%) of the people that suffer from acne seek medical treatment. The majority use over-the-counter medications or simply live with the condition. With the other skin disorders, a much larger percentage of the people suffering from those conditions seek medical attention, usually from a dermatologist.

         Currently, the "Skin Fresh" technology is only available at the Company's clinics, because the treatment requires a physician's diagnosis of the skin disorder and a prescription for a topical antibiotic that is part of the treatment regimen. In the clinics, the patients learn the treatment regimen and are monitored in frequent follow up visits to insure strict compliance. The Company believes that a higher success rate occurs when the patient follows the treatment regimen closely.

         For the clinic operation, the primary competitors are primary care physicians, who treat common skin disorders, and licensed dermatologists. Dermatologists have existing practices and receive referrals from various primary care physicians. Since the Company's technology represents an alternative treatment, the medical community and the public at large must be educated about the benefits of the "Skin Fresh" technology. Until the Company's technology becomes accepted and its benefits of the safer and more cost effective method of treating these skin disorders becomes more widely understood, the Company must compete with the professional reputations dermatologists and physicians and the larger financial resources of the medical community.

         On January 26, 2001, the Company organized a new wholly owned subsidiary AISC Online, Inc. doing business as the American Institute of Skin Care Internet services. The Company has also developed brand named packaging for five additional products, three of which are now available for purchase through the Internet at the Company's Online store - www.restoremyskin.com. This store location is where patients and customers can purchase a three months supply of AISC's skin treatment kits, such as X-ACNE, for the treatment for the various acne conditions, FOLI-X, for the treatment for Folliculitis, and RESTORE, for skin rejuvenation. These treatment kits contain are over-the-counter products, but when purchased in the three month kit format they include an antibiotic prescription that will be authorized by the patient's physician or through a treatment protocol established by an attending AISC's physician. If called upon, AISC has a licensed pharmacy affiliation to meet the patient's needs. To complete the treatment process, the online kit contains a training video, which explains the use of the products in a recommended treatment regimen. AISC's online store competes with the many online treatment processes that offer skin care products, a but has the distinction of being a licensed medical process based on a topical antibiotic treatment method.

         The Company is developing an Internet marketing program and a strategy to introduce over-the-counter products through retail outlets. Competition will come from large pharmaceutical companies, with large and sophisticated distribution channels, and fully developed marketing strategies.

Patents, Trademarks and Copyrights

         The Company's brochures, describing the treatment regimen, are protected by copyright. There are no patents, or patents pending on the Company's products. The Company filed United States trademark applications for several trademarks including SILHOUETTE OF A FACE, WASATCH PHARMACEUTICAL, AMERICAN INSTITUTE OF SKIN CARE and MEDYSIS. The formulas for the products are maintained as trade secrets with the appropriate internal controls and security.

Government Regulations

         Because a physician is required, the clinics are subject to local, state and federal laws governing medical practices. The FDA regulates the Company's prescription drugs. All of the prescription drugs currently used in the existing treatment program are FDA approved. The Company has applied to the FDA for approval of five over-the-counter products. The Company anticipates selling these products through retail outlets and over the Internet. There is no assurance, however, that these products will be approved, and if approved, whether that approval will occur until 2001.

Research and Development

         The treatment regimen and products were developed with limited capital resources. As funds become available, the Company intends to aggressively develop additional complimentary products that can be distributed through the clinics, the Internet and through retail distribution channels.

Employees

         The Company has eight full time employees and believes its relations with its employees to be good.

          DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

         The following table sets forth as of May 31, 2001, the name, age, and position of each executive officer and director and the term of office of each director of the Company.

Director or Officer        Age         Position                    Since
-------------------        ---    ------------------------    -----------------
Gary V. Heesch             62      CEO & Director             December 29, 1995
David K. Giles             53      CFO & Secretary            December 29, 1995
Craig Heesch               61      Director                   December 29, 1995
Robert Arbon, M.D.         62      Director                   December 29, 1995
Robert Meador              47      VP Sales & Marketing          April 30, 2000
R. Kent Heileson           58      VP Operations                   May  1, 2000
Marcus A. Sanders          38      VP Corporate Legal Counsel    April 18, 2001


Biographical Information

         Set forth below is certain biographical information for each of the Company's Officers and Directors:

         Gary V. Heesch. Mr. Heesch has been a director of Medisys Research Group, Inc. since its incorporation in 1989 and its president since January 1993. Mr. Heesch has been president and a director of the Company since December 1995. Since 1983, Mr. Heesch has developed technology in the field of Dermatology resulting in medical therapies directed at the treatment of acne, eczema and other common skin disorders.

         David K. Giles, MBA. Mr. Giles has been a consultant with Medisys since 1993 and a vice president and secretary/treasurer of Medisys since June 1994 and vice president and secretary of Wasatch Pharmaceutical, the parent company since December 1995. Prior to coming to Medisys, Mr. Giles worked from 1981 to 1993 for EFI Electronics Corporation, Salt Lake City, Utah, a Utah public corporation [NASDAQ: EFIC], serving for the majority of that time as CFO and Vice President of Finance and Administration. Mr. Giles received his BS degree from the University of Utah (1970) and an MBA from the University of Utah (1971).

         R. Kent Heileson. Mr. Heileson has, for more than ten years, been in the asset management and consulting services business. Most recently he was the founder and principal for Valley Capital Corporation. Prior to that he was a co-founder of Security National Investment Corporation.

         Robert Meador, Mr. Meador has been an officer of Wasatch since April 2000. Prior to Wasatch, Mr. Meador was Director of Sales & Marketing for the Western Region of Bausch & Lomb for over seven years in the Eye Care, Skin Care and Vision Accessories business of Bausch & Lomb. Prior to that he was the Southern California district manager for Campbell Soups.

         Marcus Sanders has more than thirteen years of professional experience in practicing Corporate Law and Securities Law. Mr. Sanders began working with Wasatch Pharmaceutical, Inc. in January 1999 and became Corporate Legal Counsel on April 18, 2001. Since 1996, he operated his own private law firm, where he has handled business bankruptcies, securities law issues, corporate Law, commercial real estate transactions, and mergers and acquisitions. From 1993 until 1996, Mr. Sanders was Senior Vice President and Corporate Counsel for H.
G. Capital, a firm specializing in Corporate, merger and acquisition, and commercial real estate finance. While with H.G. Capital, Mr. Sanders secured commercial debt and equity financing and served as a Director of SABCORP (a pharmaceutical company with a joint venture in China). Mr. Sanders holds a Bachelors of Art degree from the University of California, Davis, and a Juris Doctorate from the University of California, Berkeley.

         Robert Arbon, M.D. Dr. Arbon has been a director of Medisys since 1991 and a director of the Company since December 1995. Dr. Arbon is an ear, nose and throat specialist, and has for in excess of the past five years been practicing in Provo, Utah. Dr. Arbon received his BS degree from the University of Utah
(1961) and M.D. from the University of Utah, College of Medicine (1964).

         Craig Heesch. Mr. Heesch has been a director of Medisys since 1989 and a director of the Company since December 1995. Since 1975, Mr. Heesch has been a senior partner at CV Associates, Vancouver, Washington, a technical consulting firm assisting in the development of technologies for disposition into the marketplace.

         Each director of the company serves for a term of one year and until his successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until his successor is elected at the annual meeting of the board of directors and is qualified.

Beneficial Owner Reporting Compliance with Section 16(a) of the Exchange Act

         Based on a review of the forms submitted to the company, with respect to this fiscal year, as of the date of this annual report, Gary Heesch has not filed his Form 4, "Statement of Changes in Beneficial Ownership" for 18 transactions nor his Form 5, "Annual Statement of Change in Beneficial Ownership" for 2000. Upon notice of this oversight, Mr. Heesch advised the company that he will file all of the forms required by Section 16(a).

         Based on a review of the forms submitted to the company, with respect to this fiscal year, as of the date of this annual report, David Giles has not filed his Form 4, "Statement of Changes in Beneficial Ownership" for 15 transactions nor his Form 5, "Annual Statement of Change in Beneficial Ownership" for 2000. Upon notice of this oversight, Mr. Giles advised the company that he will file all of the forms required by Section 16(a).

         Based on a review of the forms submitted to the company, with respect to this fiscal year, as of the date of this annual report, Craig Heesch has not filed his Form 4, "Statement of Changes in Beneficial Ownership" for 1 transaction nor his Form 5, "Annual Statement of Change in Beneficial Ownership" for 2000. Upon notice of this oversight, Mr. Heesch advised the company that he will file all of the forms required by Section 16(a).

         Based on a review of the forms submitted to the company, with respect to this fiscal year, as of the date of this annual report, Robert Arbon has not filed his Form 4, "Statement of Changes in Beneficial Ownership" for 1 transaction nor his Form 5, "Annual Statement of Change in Beneficial Ownership" for 2000. Upon notice of this oversight, Mr. Arbon advised the company that he will file all of the forms required by Section 16(a).

                             EXECUTIVE COMPENSATION

         The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company's last three completed fiscal years to the Company's or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2000, the end of the Company's last completed fiscal year):

                                     SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------
                                                                 Long Term Compensation
                                                      ---------------------------------------------
                            Annual Compensation       Awards                 Payouts
                   --------------------------------------------------------------------------------
      (a)           (b)     (c)     (d)     (e)        (f)          (g)       (h)        (i)(1)
     Name                                  Other
   Principal                      Bonus   Annual     Res. Sty     Options/    LTIP     All Other
   Position        Year   Salary   ($)     Comp.     Awards         SAR      Payout   Compensation
---------------------------------------------------------------------------------------------------
Gary V. Heesch     2000    $0     $0     $70,820   $34,925 (2)    328,000     $0       $76,330(1)

President & CEO    1999     0      0      32,368      0              0        0        118,132(1)
Wasatch Pharma-
ceutical, Inc.     1998     0      0      37,530      0              0        0        115,000(1)

David K. Giles     2000     0      0      99,800   34,750 (3)    328,000      0         51,730(1)
Vice President &
Secretary          1999     0      0        0         0              0        0        150,500(1)
Wasatch Pharma-
ceutical, Inc.     1998     0      0      96,876      0              0        0         56,124(1)

(1) Represents amounts of (i) accrued pay (ii) reimbursement of payroll taxes and (iii) other costs paid to the officers for the benefit of the company. These amounts will not be disbursed until adequate funds are available.

(2) Represents the value of options to purchase (i) 1,425,000 shares of common stock at $0.002 per share and (ii) 250,000 Shares of common stock at $0.17 and $.08 per share exercised in 2000.

(3) Represents the value of options to purchase (i) 1,110,000 shares of common stock at $0.002 per share, (ii) 250,000 shares of stock at $0.17 and at $0.001 per share exercised in 2000.

                                Option/SAR Grants in Last Fiscal Year
                                          Individual Grants
-------------------------------------------------------------------------------------------------
      (a)                   (b)                  (c)                  (d)              (e)
                         Number of
                        Securities
                        Underlying       % Total Options/SARs      Exercise or
                       Options/SARs    Granted to Employees in     Base Price        Expiration
      Name             Granted (#)           Fiscal Year              ($/Sh)            Date
------------------------------------------------------------------------------------------------
Gary V. Heesch          250,000                 50.0%             $     0.001         8/3/2002
                         78,000                 21.3%             $     0.19          8/3/2005
David K. Giles          250,000                 50.0%             $     0.001         8/3/2002
                         78,000                 21.3%             $     0.19          8/3/2005

             Aggregate Option/SAR Exercises in Last Fiscal Year and FY End Option/SAR Values
-------------------------------------------------------------------------------------------------------
     (a)                 (b)            (c)               (d)                         (e)
                                                  Number of Securities          Value of Unexercised
                                                   Underlying Unexercised       In-the-Money Options
                       Shares           Value    Options/SARs at FY-End (#)        SARs at FY-End
                    Acquired on       Realized       Exercisable/                 ($)Exercisable/
    Name            Exercise (#)         ($)        Unexercisable                  Unexercisable
-------------------------------------------------------------------------------------------------------
Gary V. Heesch        1,425,000        $2,850
                        150,000        25,500
                        100,000         8,000
                                                          78,000                       $28,860

David K. Giles        1,360,000         3,220
                        150,000        25,500
                        100,000         8,000
                                                          78,000                       $28,860

Employment Contracts and Termination of Employment and Changes in Control Arrangements

         There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named as a director, executive officer, promoter or control person above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a changing in control of the Company, except as noted below:

         Gary V. Heesch, Chief Executive Officer - Through actions taken during 1998 and 1997, the board agreed to reimburse Mr. Heesch $188,970 as compensation for payroll and income taxes he incurred for the benefit of the Company. This amount is to be paid when monies are available.

         David K. Giles, Vice President and Secretary - Through actions taken during 1998, the board agreed to reimburse Mr. Giles $101,124 as compensation for payroll and income taxes he incurred for the benefit of the Company. This amount is to be paid when monies are available.

         Non-Qualified Stock Option Plan - On December 16, 1996, Wasatch adopted the 1996 Non-Qualified Stock Option Plan ("Plan") with 850,000 shares of the Company's common stock being issuable at the discretion of Board of Directors. The Board of Directors will determine the terms, exercise price and vesting, as well as other rights. The Plan is designed to allow the Company to provide stock as an incentive to employees, officers, directors and consultants who provide services. As of December 31, 2000, 132,500 shares remain to be granted under this plan.

         1997 Options Granted Officers - The Board of Directors approved an incentive stock option plan for the benefit of officers and key employees and set aside 1,000,000 shares for this purpose. At December 31, 1997, options totaling 675,000 shares were granted to the two principal officers, which were exercised in 2000. As of December 31, 2000, 325,000 shares remain to be granted under this plan. The Company did not formalize the incentive stock option plan within the one year time period required by the Internal Revenue Service. The Company considers the options granted outstanding.

         1999 Options Granted Officers and Directors - The Board of Directors approved on March 4, 1999 an incentive stock option plan for the benefit of officers and directors and set aside 2,500,000 shares for this purpose. On March 4, 1999, five year fully vested options were granted to the two principal officers (2,000,000) and two directors (350,000) at $.001 per share. These options were exercised in 2000. Generally the plan calls for the vesting period to be determined by the Board of Directors and will have a term of two years. As of December 31, 2000, 150,000 shares remain to be granted under this plan. The Company did not formalize the incentive stock option plan within the one year time period required by the Internal Revenue Service. The Company considers the options granted outstanding.

         2000 Non-Qualified Stock Option Plan - On August 3, 2000, the Board of Directors approved the 2000 non-qualified stock option plan and registered 4,000,000 shares for employees and consultants for non-fundraising activities. The Board of Directors will determine the terms, exercise price and vesting, as well as other rights. As of December 31, 2000, 114,000 shares remain to be granted under this plan.

                               Board Compensation

         The Company may, from time to time, retain certain of its directors to provide consulting or other professional services to the Company at standard industry rates or enter into transactions in which non-salaried directors receive compensation as sellers, brokers, or is some other capacity. Any decision to retain such individuals or to enter into such transaction will be subject to the approval of a majority of the disinterested directors.

         The Company has not established a cash payment to the directors for board of director's meetings. However, all directors are entitled to be reimbursed for travel and other out of pocket expenses for their attendance at board meetings.

           Termination of Employment and Change of Control Arrangement

         There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a changing in control of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of July 3, 2001 the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 35,379,834 (1)issued and outstanding shares of the Company's Common Stock, and the name and the shareholdings of each director and of all officers and directors as a group.

                              Security Ownership of Certain Beneficial Owners

   Title or         Name and Address of          Amount and Nature of Beneficial
    Class            Beneficial Owner                     Ownership                 Percentage of Class
 ------------- ------------------------------   --------------------------------    -------------------
    Common     Aspen Capital
               Resources L.C.                         D      5,000,000                    13.4%

    Common     North Coast
               Investments, Inc.                      D      3,500,000                    9.36%

    Common     Gary V. Heesch, CEO & Director         D      2,601,848                    6.96%
               310 E. 4500 S.                         I         58,827
               Ste.# 450
               Murray, Utah 84107

    Common     David K. Giles, Secretary &
               CFO                                    D      2,683,041                     7.18%
               310 E. 4500 S.                         I         68,300
               Ste.# 450
               Murray, Utah 84107

    Common     Officers & Directors                   D      5,875,117                    15.72%
               As a group                             I        163,127

(1) The percentage of shares is calculated based upon the total outstanding shares issued and outstanding according to the Company's transfer agent as of July 3, 2001, and includes all shares currently issued shares plus all shares that the directors and officers have the right to acquire within 60 days from warrants, or similar obligations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others.

Reverse Stock Split

         On June 22, 2000, the Company effected a 100% reduction in the number of shares issued and outstanding with a "reverse stock split" whereby each shareholder received one share of common stock for each two shares held as of that date. The issued and outstanding shares were reduced from 36,270,879 common shares to 18,135,440 common shares. The Par Value of the common stock was not changed. All references to common stock, common stock outstanding, common stock options and per share amounts in the consolidated financials statements prior to the date of the reverse stock split have been restated to retroactively reflect the one for two decrease in the shares outstanding.

Transactions With Officers and Directors

         During 1999,David Giles, Chief Financial Officer sold 100,000 shares of his common stock of the Company. The proceeds from the sale of stock, which totaled $139,000 was loaned to the Company on a note in the amount of $139,000 at 10% interest. The Company agreed to repay the interest and principal through periodic payments. During the year 2000, Mr. Giles loaned the company an addition $12,906. The principal amount of the additional loan was added to the unpaid principal amount of the previously executed note. As of December 31, 2000, the remaining principal on the note totaled $14,789. The loan transaction and remaining unpaid principal is reflected in the Company's balance sheet as Shareholders' Advances. As additional compensation, the Company issued 110,000 shares of unregistered shares of common stock.

         During November 2000,Gary Heesch, CEO and David Giles, CFO borrowed $125,000, individually from third parties. Mr. Heesch and Mr. Giles loaned the loan proceeds of their loans to the Company. These loans are reflected in the balance sheet as "Shareholders' Advances". In January 2001, the Company repaid the principal and interest.

         On June 18, 2001, Gary Heesch agreed to grant as collateral for a loan made to the Company, 500,000 Class A warrants, exercisable at $0.50, and 500,000 Class B warrants, exercisable at $2.00, issued to Mr. Heesch on or about April 12, 2001. The Class A and Class B warrants were included in a previous registration statement. The Securities and Exchange Commission issued an order declaring the previous registration statement effective, on April 12, 2001.

         On June 18, 2001, in exchange for granting the warrants as collateral for the Company's loan, the Company, with the approval of the disinterested members of the Board of Directors, entered into an agreement with Mr. Heesch to issue Mr. Heesch the option to purchase up to 500,000 shares of common stock for the price of $0.50 per share and to purchase up to an additional 500,000 shares of common stock for the price of $2.00 per share. Pursuant to the agreement, the Company agreed to register for re-sale the shares of common issuable to Mr. Heesch if he elected to exercise his option to purchase the common stock. The common stock described in that agreement is included in the current registration and prospectus.

         On June 18, 2001, David Giles agreed to grant as collateral for a loan made to the Company, 500,000 Class A warrants, exercisable at $0.50, and 500,000 Class B warrants, exercisable at $2.00, issued to Mr. Giles on or about April 12, 2001. The Class A and Class B warrants were included in a previous registration statement. The Securities and Exchange Commission issued an order declaring the previous registration statement effective, on April 12, 2001.

         On June 18, 2001, in exchange for granting the warrants as collateral for the Company's loan, the Company, with the approval of the Board of Directors, entered into an agreement with Mr. Giles to issue Mr. Giles the option to purchase up to 500,000 shares of common stock for the price of $0.50 per share and up to an additional 500,000 shares of common stock for the price of $2.00 per share. Pursuant to the agreement, the Company agreed to register for re-sale the shares of common issuable to Mr. Giles, if he elected to exercise his option to purchase the common stock. The common stock described in that agreement is included in the current registration and prospectus.

         In 1994, the Company entered into an agreement with a shareholder to redeem 75,000 shares for $25,000. There is a remaining balance of $5,500 of the redemption price.

         Included in the liability account, Accrued Executive Compensation, is $681,036 of specific compensation approved by board of directors for Gary Heesch, CEO and David Giles, CFO. The compensation is to be paid only when sufficient cash becomes available. The liability represents back pay and the payroll costs paid by the officers for the benefit of the Company. The balance of the Accrued Executive Compensation Liability Account is an accrual for current year compensation for other executives of the Company.

Transactions With Shareholders

         In 2000 and 1999, several creditors, who prior to making loans to the Company were shareholders and currently remain shareholders s elected to add the interest earned to date to their notes principal balance.

         During 2000 and 1999, the Company issued 124,823 and 269,850 common shares, respectively, to certain shareholder/creditors in exchange for their agreement to extend the due date on the outstanding loan to the Company and in lieu of unpaid interest. In 2000 and 1999, 150,000 and 66,208 common shares, respectively, were issued for the reduction of principal and interest.

         In September 2000, the Board of Directors, approved five-year employment contracts with Gary Heesch, CEO and David Giles, CFO that calls for annual compensation of $150,000 and additional benefits such as profit sharing, stock options, and health insurance.

Joint Services Agreement

         On June 30, 2000, the Company entered into a joint service agreement with Jolly Pharmacy to dispense federally regulated prescription drugs for the skin care treatment of clinical patients and for sale of products and services over the Internet. The agreement can be terminated at any time, and each party is responsible for their own expenses. Jolley Pharmacy receives a fee for each prescription filled. Under this agreement, the Company issued 100,000 shares of common stock to Jolley Pharmacy.

Stock Exchange Arrangement with Principal Officers

         Gary Heesch and David Giles have sold some of their shares of the Company's common stock in private sales to qualified investors. Messrs. Heesch and Giles reinvested up to $300,061, into the Company, of the proceeds, they each received pursuant to the private sales of their common stock. In exchange for their investments, Messrs. Heesch and Giles received new shares of unregistered common stock.

Equity Advisor Agreement

         On October 27 1999, the Company executed an "Equity Advisor" share sales and marketing agreement with European Equity and Guarantee Corporation
(EEG). Pursuant to the agreement, EEG identifies investors in Europe. In 2000, the Company sold 117,016 shares of its common stock to non-United States investors identified by EEC. From these sales, the Company received $64,393 in net proceeds, after deducting EEG fees

Stock Issued for Future Transactions

         As of the date of this prospectus, the Company is negotiating a transaction with a note holder to issue 250,000 common shares as security on the promissory note in the principal amount of $250,000. In summary, the security agreement provides that the note holder does not have voting rights on the shares of common stock unless and until the Company defaults on the loan terms. As of the date of this prospectus, the Company has defaulted on the terms of the loan agreement. The note holder has not taken any action to enforce his rights to the common stock.

Compromises with Note Holder

         In 1999, Collier Development & Management, Inc. had an outstanding promissory note secured by 12,750,000 shares of common stock. In 1999, Collier asserted a claim to the shares of common stock pursuant to the default terms of the loan agreement with the Company. The Company and Collier entered into a settlement agreement in March 2000. Under the settlement agreement, Collier received $214,750 in cash for the unpaid principal and interest. Collier also received 1,150,000 shares of common stock. In exchange, Collier returned 11,600,000 shares of the Company's common stock and extinguished $165,972 of debt. This transaction was retroactively reflected in the December 31, 1999 financial statements.

Capital Markets Fund Raising Efforts

         During 2000 and 1999, the Company issued 2,063,077 and 1,556,350 common shares to various individuals as compensation for services in efforts to assist the Company in raising capital.

Settlement of Litigation Involving Contingent Shares

         Crestport Insurance Settlement. In 1996, through an agreement with an insurance company, owned by a former director of the Company, WA Gary, the Company sold 6,000,000 shares of the Company's common stock pursuant to a promissory issued from the buyer. When the terms of the note were not met, the Company terminated the agreement and cancelled the 6,000,000 shares. Crestport Insurance Company, Limited, a third party company, also owned by Mr. WA Gary filed a lawsuit against the Company, in Tarrant County, Texas, Case No. 342-171171-97. The Crestport claimed that it was a innocent third party who had received ownership of the 6,000,000million shares from its affiliated company. Wasatch negotiated a settlement of the lawsuit. Pursuant to the settlement agreement, Wasatch issued 100,000 shares of its common stock to Crestport. On December 20, 2000, the Court entered an "Order of Partial Dismissal with Prejudice to Refiling." The settlement agreement and court order ended Crestport's claim against Wasatch.

         Aspen Capital Settlement. On April 19, 2000, the Company entered into a securities purchase agreement with Aspen Capital. Under the securities purchase agreement, Aspen provided Wasatch with $180,000 in cash. In exchange, Wasatch gave Aspen a convertible debenture due and payable in three years from the date of its execution, in the principal amount of $200,000, at 8% interest. In June 2000, the Company's management concluded not to pursue this funding opportunity, because of operational restrictions and changes demanded by Aspen in the securities purchase agreement. During the discussions to renegotiate the terms of the securities purchase agreement, Aspen notified the Company that its was default.

         In October 4, 2000, the Company filed suit against Aspen in the state court in Salt Lake City, Utah. The lawsuit was dismissed with prejudice to re-file after Aspen and the Company entered into settlement agreement on November 7, 2000. The terms of the settlement agreement were read into the court's records. Under the terms of the settlement agreement, the Company dismissed its claims against Aspen, delivered 750,000 shares of its common stock, and agreed to repay the original $180,000 borrowed. Aspen agreed to set aside its rights pursuant to the securities purchase agreement. The cash payment due to Aspen increased if the Company failed to make the cash payments by the various due dates.

         The Company was unable make payments pursuant to the repayment schedule set forth in the settlement agreement. By January 5, 2001, the Company was required to pay Aspen $350,000 and 1,500,000 shares of common stock.

         The Company remained unable to pay the cash portion of the settlement agreement. The settlement agreement was amended on January 16, 2001. In lieu of paying $350,000, the Company agreed to 3,500,000 shares common stock to comply with the terms of the amended settlement agreement.

         Pursuant to the settlement agreement, the Company agreed to register the shares of common stock issued to Aspen by May 1, 2001. The Company met that condition by filing a registration statement, which became effective April 12, 2001.The Company has met all of the conditions of the settlement agreement.

         As a result of the settlement, the Company recorded an increase in common stock in the amount of five million shares and paid-in capital by $286,667 (net of expenses of $63,333 associated with the transaction) and extinguishments a $350,000 of debt. Even though Company issued these shares in January 2001, management concluded that conditions precedent required this transaction to be included in the December 31, 2000 financial statements.

                                LEGAL PROCEEDINGS

         On November 27, 2000, Capital Asset, Inc. filed suit against the Company in Utah State Court, claiming that the Company has an obligation to repay a personal loan, that Capital Assets made to Leland Hale. Leland Hale served as President of the Company from November 1997 to May 1999. Messr. Hale received a personal loan from Capital Assets secured by his home. Messr. Hale falsely claimed that he was authorized to obligate the Company on the loan. Hale defaulted on the loan. Capital Assets foreclosed on and sold Messr. Hale's home. Capital Assets filed a claim demanding that the Company pay the difference between the foreclosure sale amount and the remainder of the unpaid loan. The Company has filed an answer. The Company intends to file a counter claim against Capital Asset and Messr Hale. The Company feels that Capital Assets' claim is entirely without merit. It is the Company's position that neither the Company accepted, nor was any of its officers or directors authorized to accept on behalf of the Company, the assignment of the repayment obligation of Messr. Hale's personal loan.

         The Company is a party to other legal proceedings that are covered by liability insurance, the outcome of which will not have a material adverse effect on the Company.

                                     COUNSEL

         The validity of the issuance of the Warrants and shares of the common stock offered by this prospectus will be passed upon for the Company by Marcus
A. Sanders, Esq. Mr. Sanders, who has provided advice with respect to this matter, currently does not own any shares of Wasatch Pharmaceutical stock. Mr. Sanders, as corporate counsel, is an "affiliate" of the Company. As compensation for his services as Corporate Counsel, the Company has offered Mr. Sanders an annual salary of $150,000 per year and 150,000 shares of common stock per year. As of the date of this prospectus, Mr. Sanders has not entered into a written employment contract with the Company.

                                     EXPERTS

         The consolidated financial statements of Wasatch Pharmaceutical and its subsidiaries incorporated by reference in this prospectus have been audited by Thomas Leger & Co., L.L.P., 1235 North Loop West, Suite 907, Houston, TX 77008, independent certified public accountants, to the extent and for the periods as set forth in their reports included elsewhere, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No "expert" as that term is defined pursuant to Regulation S-B, or the "counsel" of the Company as that term is defined pursuant to regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company at any time prior to the filing of this registration statement. As of April 18, 2001, Mr. Sanders, (See, "COUNSEL") became an employee of the Company, and has been offered an annual salary and shares of common stock as his employment compensation.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is currently traded on the OTC Bulletin Board, under the symbol "WSPH." There are approximately 1,231 shareholders.

         As of June 28, 2001, the Company's Common Stock was quoted on the OTC Electronic Bulletin Board at the price of$0.05 per share. The following sets for the quarterly fluctuations in the reported bid prices for the period from January 1, 1997 through March 31, 2001. These are the actual prices quoted during the periods indicated and have not been restated due to the 1:2 reverse split effective June 22, 2000.

                                            High Bid          Low Bid
                                            --------          -------
Fiscal Year Ending December 31, 1997
  First Quarter                              $2.50             $ .625
  Second Quarter                             $3.75             $ .625
  Third Quarter                              $3.375            $ .875
  Fourth Quarter                             $1.125            $ .130

Fiscal Year Ending December 31, 1998
  First Quarter                              $ .219            $ .125
  Second Quarter                             $ .375            $ .170
  Third Quarter                              $ .410            $ .130
  Fourth Quarter                             $ .260            $ .110

Fiscal Year Ending December 31, 1999
  First Quarter                              $ .320            $ .110
  Second Quarter                             $2.06             $ .320
  Third Quarter                              $1.45             $ .438
  Fourth Quarter                             $ .812            $ .520

Fiscal Year Ending December 31, 2000
  First Quarter                              $1.88             $ .550
  Second Quarter                             $1.06             $ .531
  Third Quarter                              $ .968            $ .250
  Fourth Quarter                             $ .480            $ .190

Fiscal Year Ending December 31, 2001
  First Quarter                              $ .490            $ .220

         The Company has not declared or paid dividends, and does not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any payment of cash dividends on our Common Stock in the future will be dependent upon the financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

                              SELLING STOCKHOLDERS

         The Company issued the shares of common stock offered for resale by this prospectus to the selling shareholders upon issuance of the common stock or the exercise of warrants.

         The table below sets forth information known to us with respect to beneficial ownership of the common stock as of July 3, 2001 by each selling stockholder. The table below assumes that the selling stockholders will exercise all of the warrants, and that all of the selling shareholders will sell their shares. Since each stockholder may choose not to sell his shares, we are unable to state the exact number of shares that actually will be sold.

         Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

         -   the shares outstanding as of July 3, 2001; and

         - the shares issuable by us pursuant to the exercise of warrants held by the respective person that may be exercised within 60 days following the date of this prospectus.

         The Shares are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The mailing address of each beneficial owner is 310 East 4500 South 450,Murray, Utah 84107.

========================================================================================================================
         (1)                       (2)                             (3)                              (4)
========================================================================================================================
                            AMOUNT OF SHARES OF         NUMBERS OF COMMON SHARES         NUMBER OF SHARES OF COMMON
                                COMMON STOCK              OFFERED BY SELLING           STOCK OWNED AFTER THE OFFERING
NAME OF BENEFICIAL OWNER   OWNED BEFORE OFFERING            SHAREHOLDERS               NUMBER              PERCENTAGE
========================================================================================================================
Gary V. Heesch,
CEO & Director                   1,660,675                  1,000,000                  2,660,675              7.12%

David K. Giles,
Secretary & CFO                  1,683,041                  1,000,000                  2,683,041              7.18%

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form SB-2 and the exhibits thereto filed with the Commission, under the Securities Act of 1933, as amended. For further information pertaining to the Company and the shares, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof maybe obtained at the prescribed rates from, the office of the Commission at 450 Fifth Street, N.W. Washington D.C. 20549.

         The Company is subject to the requirements of the Securities Exchange Act of 1934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by the Company can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company. The address of that site is http://www.sec.gov.

         The Company has filed with Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries that are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         The Company's indemnification policy covering officers and directors, as contained in the by-laws, provides that the Company may indemnify at its discretion any officer or director for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings if he or she acted in good faith, whether brought by or in the right of the Company or not; provided that if a proceeding is brought by or on behalf of the Company and the officer or director is adjudged to be liable, then no indemnification shall be made with respect thereto; and provided further that no indemnification shall be paid if it has been determined that under the circumstances such officer or director did not meet the standard of conduct relevant to such proceeding. The Company may advance costs to an officer or director in connection with proceedings against an him or her as long as he or she undertakes to repay if it is determined that he or she is not entitled to such indemnification. The Company may purchase indemnification insurance for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 22. FINANCIAL STATEMENTS

                             INDEX TO FINANCIAL STATEMENTS

UNAUDITED INTERIM FINANCIAL STATEMENTS

         The Registrant's unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and foot notes necessary for a complete presentation of the financial position, results of operations, cash flows, and stockholder's equity in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.


         Operating results for the quarter ended March 31, 2001 are not necessarily indicative of the results that can be expected for the year ending December 31, 2001.



The following unaudited financial statements are attached to included in this registration statement:

         Title of Document                                                Page


         Consolidated Balance Sheet as of March 31, 2001...................F-1

         Consolidated Statements of Operations for the Quarter
            ended March 31, 2001, 2000 and from inception
            (September 7, 1989) through March 31, 2001.....................F-3

         Consolidated Statements of Changes in Common
            Stockholders' (Deficit) for the Quarter ended March
            31, 2001 and from inception (September 7, 1989)
            through March 31, 2001.........................................F-4

         Consolidated Statements of Cash Flows for the Quarter
            ended March 31, 2001, 2000 and from inception
            (September 7, 1989) through March 31, 2001.....................F-5

          Notes to the Consolidated Financial Statements...................F-6

AUDITED ANNUAL FINANCIAL STATEMENTS

The Registrant's audited financial statements have been prepared in accordance with the instructions to Form SB-2 pursuant to the rules and regulations of the Securities and Exchange Commission and generally accepted accounting principals.

The following accountants report and audited financial statements are attached to and included in this registration statement:

         Title of Statement                                               Page

         Independent Accountants Report...................................F-8

         Consolidated Balance Sheet as of December 31, 2000...............F-10

         Consolidated Statements of Operations for the year ended
            December 31, 2000 and 1999 and from inception
            (September 7, 1989) through December 31, 2000.................F-11

         Consolidated Statements of Changes in Shareholders'
            Deficit from Inception (September 7, 1989) through
            December 31, 1994.............................................F-12

         Consolidated Statements of Changes in Shareholders'
            Deficit for the years ended December 31, 1995 and 1996........F-13

         Consolidated Statements of Changes in Shareholders'
            Deficit for the year ended December 31, 1997..................F-14

         Consolidated Statements of Changes in Shareholders'
            Deficit for the years ended December 31, 1998 and 1999........F-15

         Consolidated Statements of Changes in Shareholders'
            Deficit for the year ended December 31, 2000..................F-16

         Consolidated Statements of Cash Flows:
         For the years ended December 31, 2000 and 1999 and from
            inception (September 7, 1989) through December 31, 2000.......F-17

         Consolidated Statements of Supplemental Cash Flows
         For the years ended December 31, 2000 and 1999 and from
            inception (September 7, 1989) through December 31, 2000.......F-18

         Notes to Consolidated Financial Statements.......................F-19

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                        March 31,            December 31,
                                                                          2001                   2000
                                                                       ---------              ---------
                                                                      (Unaudited)
                                     ASSETS
CURRENT ASSETS
Cash                                                                   $   5,552              $     230
Accounts receivable - trade                                                3,278                  2,388
Inventory                                                                274,338                158,471
Prepaid expenses                                                          20,075                 30,158
                                                                       ---------              ---------
    Total Current Assets                                                 303,243                191,248
                                                                       ---------              ---------

PROPERTY AND EQUIPMENT - At cost
Leasehold improvements                                                    64,544                 60,002
Office fixtures and equipment                                            130,642                 76,062
Internet system and equipment                                             37,063                 37,063
Machinery and equipment                                                   38,711                 24,671
                                                                       ---------              ---------
                                                                         270,961                197,798
Less accumulated depreciation                                            (64,037)               (54,368)
                                                                       ---------              ---------

Net property and equipment                                               206,924                143,430
                                                                       ---------              ---------

OTHER ASSETS
Intangibles - net of amortization of $12,404                              48,972                 54,288
Deposits                                                                  30,364                 27,786
                                                                       ---------              ---------
    Total Other Assets                                                    79,336                 82,074
                                                                       ---------              ---------

TOTAL ASSETS                                                           $ 589,503              $ 416,752
                                                                       =========              =========

                          WASATCH PHARMACEUTICAL, INC.
                         (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                        March 31,            December 31,
                                                                          2001                   2000
                                                                       ---------              ---------
                                                                      (Unaudited)
                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable - trade                                               $ 550,345              $ 534,929
Accrued interest                                                         700,879                648,291
Accrued executive compensation                                           822,236                828,036
Payroll taxes                                                            112,280                 88,384
Other accrued expenses                                                    43,847                 42,884
Notes and advances currently due:
Short-term shareholder advances                                           36,931                153,790
Vendors                                                                  112,333                112,333
Stockholders and others                                                1,840,114              1,817,642
                                                                       ---------              ---------
    Total Liabilities                                                  4,218,966              4,226,289
                                                                       ---------              ---------

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 1,000,000
shares authorized 49,258 issued and outstanding                               49                     49
Common stock, $0.001 par value, 50,000,000 shares                                                      -
authorized,32,389,547 & 27,405,518 shares issued and outstanding          32,390                 27,406
Additional paid-in capital                                             5,037,776              3,910,666
Accumulated development stage deficit                                 (8,698,189)            (7,746,308)
                                                                       ---------              ---------
                                                                      (3,627,974)            (3,808,187)
Less consideration due on shares issued                                   (1,489)                (1,350)
                                                                       ---------              ---------

    Total Stockholders' Deficit                                       (3,629,463)            (3,809,537)
                                                                      ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $ 589,503              $ 416,752
                                                                       =========              =========

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                            For the Quarter Ended March 31,        From Inception
                                                            -------------------------------          To March 31,
                                                               2001                2000                  2001
                                                            -----------         -----------          -----------
REVENUES
     Professional fee income                                $     2,946         $     1,380          $   239,952
     Product sales                                               20,754               6,302              493,415
                                                            -----------         -----------          -----------
            Total Revenues                                       23,700               7,682              733,366
                                                            -----------         -----------          -----------
OPERATING EXPENSES
     Cost of products sold                                        5,900               1,268               61,705
     Salaries                                                    62,450              48,030              912,488
     Consulting services                                         30,010                   -               30,010
     Public relations                                            24,580                   -               24,580
     Employee leasing                                                 -                   -              218,745
     Payroll taxes                                                    -               4,630              112,671
     Physicians fees                                              6,300               4,350              305,150
     Rent                                                        21,248               6,739              269,646
     Advertising                                                      -                   -              217,560
     Other                                                        9,879               6,578              161,909
                                                            -----------         -----------          -----------
            Total Operating Expenses                            160,367              71,595            2,314,464

GENERAL AND ADMINISTRATIVE EXPENSE                              708,091             190,453            5,244,452

INTEREST                                                        107,124              70,871            1,462,921
                                                            -----------         -----------          -----------
            Total Expenses                                      975,581             332,919            9,021,837
                                                            -----------         -----------          -----------
LOSS BEFORE DISCONTINUED OPERATIONS AND
  THE PROVISION FOR INCOME TAXES                               (951,881)           (325,237)          (8,288,471)

     LOSS FROM DISCONTINUED OPERATIONS                                -                   -             (409,718)
                                                            -----------         -----------          -----------

NET LOSS BEFORE INCOME TAXES                                   (951,881)           (325,237)          (8,698,189)
     PROVISION FOR INCOME TAXES                                       -                   -                    -
                                                            -----------         -----------          -----------

NET LOSS                                                    $  (951,881)        $  (325,237)         $(8,698,189)
                                                            ===========         ===========          ===========

     Loss per share before discounted operations            $    (0.032)        $    (0.015)         $    (0.795)
     Loss per share from discontinued business                        -                   -               (0.039)
                                                            -----------         -----------          -----------

BASIC LOSS PER COMMON  SHARE                                $    (0.032)        $    (0.015)         $    (0.834)
                                                            ===========         ===========          ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                    29,682,858          21,178,929           10,428,578
                                                            ===========         ===========          ===========

                                    WASATCH PHARMACEUTICAL, INC.
                                    (A Development Stage Company)
                     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                                             (Unaudited)


                                               Preferred        Common Stock          Additional        Accumulated       Total
                                                Stock     -----------------------      Paid - In        Development   Stockholders'
                                                Amount       Shares        Amount       Capital        Stage Deficit     Deficit
                                               -------    -----------     -------       --------      --------------     -------
Net equity December, 2000                       $ 49      27,405,518     $ 27,406    $ 3,910,666     $ (7,746,308)    $ (3,808,187)

Shares issued in connection with:
    Consulting fees                                -       1,094,338        1,094        241,109                -          242,203
    Loan extensions                                -         131,000          131          9,039                -            9,170
    Securities sold for cash                       -       2,589,691        2,590        654,892                -          657,482
    Replacement shares issued                      -       1,030,000        1,030        222,070                -          223,100


Shares issued as collaterial
    Change in contingent shares issued             -         139,000          139              -                 -             139

Net loss for the quarter ended March 31, 2001      -               -            -              -          (951,881)        (951,881)
                                                ----      ----------     --------    -----------      ------------    ------------
Stockholders equity at March 31, 2001 based
    upon executed and contingent contracts        49      32,389,547       32,390      5,037,776       (8,698,189)      (3,627,974)

Contingent common shares issued                   -       (1,489,000)      (1,489)            -                -            (1,489)
                                                ----      ----------     --------    -----------      ------------    ------------
Balance March 31, 2001                          $ 49      30,900,547     $ 30,901    $ 5,037,776      $ (8,698,189)   $ (3,629,463)
                                                ====      ==========     ========    ===========      ============    ============

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                       For the Quarter                  From
                                                                                        Ended March 31,              Inception To
                                                                               ---------------------------------      March 31,
                                                                                   2001                2000              2001
                                                                                -----------         ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                                  $  (951,881)        $   (325,237)   $   (8,698,189)
      Adjustments to reconcile net (Loss) to net cash
         used by operating activities:
           Depreciation and depletion                                                14,985                2,334            76,442
           Interest and fees paid in stock                                          469,157                1,365         1,081,863
           Depreciation and losses on fixed asset disposals
           Clinic assets                                                                  -                    -            15,234
           Loss on disposal of oil and gas properties                                     -                    -           387,121
      Increase (decrease) in working capital
           (Increase) decrease in receivables                                          (890)                (570)           (3,278)
           (Increase) decrease in inventory                                        (115,866)              (5,431)         (274,338)
           (Increase) decrease in prepaid expenses                                   10,083               (5,019)          (20,075)
           Increase (decrease) in accounts payable                                   15,416               14,810           550,345
           Increase (decrease) in accrued interest                                   52,589               36,672           700,879
           Increase (decrease) in other accruals                                     19,059               (8,362)          978,364
                                                                                -----------         ------------    --------------
             Net cash used by operating activities                                 (487,349)            (289,437)       (5,205,632)
                                                                                -----------         ------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of fixed assets                                                   (73,162)             (15,075)         (257,171)
         (Increase) decrease in other assets                                          2,738              (29,800)          (79,337)
                                                                                -----------         ------------    --------------
             Net cash provided (used) by investing activities                       (70,424)             (44,875)         (336,507)
                                                                                -----------         ------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from borrowings                                                   473,847              100,171         4,074,374
         Expenses paid by shareholder                                                     -                    -            38,323
         Repayment of loans                                                        (568,233)             (65,467)       (1,486,464)
         Proceeds from sale of common shares                                        657,482              300,171         2,695,247
         Capital contributed by shareholder                                               -                    -           154,800
         Collection of share subscriptions                                                                     -           141,725
         Common shares exchanged for debt                                                                      -            12,318
         Exercised stock options                                                          -                    -           125,250
         Redemption of common shares                                                      -                    -           (20,408)
         Cost of raising capital                                                          -                    -          (187,474)
                                                                                -----------         ------------    --------------
             Net cash provided used by financing activities                         563,095              334,875         5,547,691
                                                                                -----------         ------------    --------------

NET INCREASE (DECREASE) IN CASH                                                       5,322                  563             5,552
      Balance at beginning of period                                                    230               10,038                 -
                                                                                -----------         ------------    --------------
      Balance at end of period                                                  $     5,552         $     10,600    $        5,552
                                                                                ===========         ============    ==============

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                 March 31, 2001
                                   (unaudited)

NOTE 1 - NATURE AND HISTORY OF THE BUSINESS

The consolidated financial statements include Wasatch Pharmaceutical, Inc. (a development stage company) (Wasatch or the Company), and its wholly owned subsidiaries, Medisys Research Group, Inc. and American Institute of Skin Care, Inc.

Medisys Research Group, Inc., a Utah corporation, (Medisys) was incorporated on September 7, 1989 for the purpose of developing treatment programs for various skin disorders. On January 21, 1994, American Institute of Skin Care, Inc.
(AISC) was incorporated as a wholly owned Utah subsidiary of Medisys to administer the skin treatment programs developed by Medisys.

On December 29, 1995, Ceron Resources Corporation and Medisys completed an Agreement and Plan of Reorganization whereby Ceron issued 85% of its outstanding shares of common stock in exchange for all of the issued and outstanding common stock of Medisys and the name was changed to Wasatch Pharmaceutical, Inc. The acquisition of Medisys by Ceron was accounted for as a purchase by Medisys because the shareholders of Medisys control the surviving company. There was no adjustment to the carrying value of the assets or liabilities of Ceron in as much as its market value approximated the carrying value of net assets. In summary, Ceron is the acquiring entity for legal purposes and Medisys is the surviving entity for accounting purposes. For the purpose of this financial presentation "Inception" shall mean September 7, 1989, which was the commencement of Medisys operations.

         The Statement of Operations for the three months ended March 31, 2001 and 2000 and for the period from inception (September 7, 1989) through March 31, 2001, the Statement of changes in Stockholders Equity for the three months ended March 31, 2001 and the Balance Sheet as of March 31, 2001 include, in the opinion of management, all of the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for these periods and the financial condition as of that date. Historical interim results are not necessarily indicative of results that may be expected for any future period.

NOTE 2 - CHANGES IN PRESENTATION

Certain financial presentations for the first quarter of 2000 have been reclassified to conform to the 2001 presentation.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern. Such principles contemplate the realization of assets and liquidation of liabilities in the normal course of business. However, the Company is in the development stage and has not established a source of revenues sufficient to allow it to continue as a going concern. The Company is negotiating an agreement to raise short-term funding and plans to seek long-term funding through a stock offering or private placement. Management believes that sufficient funding will be raised to meet the operating needs of the Company during the remainder of development stage.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
           Notes to the Consolidated Financial Statements (unaudited)

NOTE 4 - GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses for the comparative calendar nine and three-month periods of 2001 and 2000 and from inception through March 31, 2001 are as follows:

                                         Three Months       Inception to
                                   ----------------------     March 31,
                                     2001         2000           2001
                                     ----         ----           ----
   Officer's Compensation          $185,727     $ 56,250    $ 2,010,688
   Profession  Services              78,384       86,363        971,825
   Funding Fees                     103,604           22        176,145
   Fund Raising                     219,476       10,663        355,840
   Travel                            11,336       11,746        123,282
   Telephone                          6,564        1,872         86,834
   Insurance                          2,470            0         19,035
   Postage                           11,825           20         32,635
   Payroll Tax Interest                   0            0         36,569
   Other                             88,705       23,517      1,255,454
                                   --------     --------    -----------
                                   $708,091     $190,453    $ 5,068,307
                                   ========     ========    ===========

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Wasatch Pharmaceutical, Inc.
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Wasatch Pharmaceutical, Inc. (formerly Ceron Resources Corporation) (a development stage company) as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and for the period from September 7, 1989 (date of inception and incorporation of the principal developmental activity) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's consolidated financial statements for the period September 7, 1989 (date of inception and incorporation of the principal developmental activity) through December 31, 1995 were audited by other auditors whose report, dated May 14, 1996, included an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements for the period September 7, 1989 (date of inception and incorporation of the principal development activity) through December 31, 1995 reflect total revenues and net loss of $337,700 and $1,080,270, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of other such auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, such financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company, as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, and for the period from September 7, 1989 (date of inception and incorporation of the principal development activity) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise, which has suffered recurring losses from operations, has a net working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/  Thomas Leger & Co.

Houston, Texas
April --, 2000

                          WASATCH PHARMACEUTICAL, INC.
                         (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000


                                     ASSETS
CURRENT ASSETS
Cash                                                                 $       230
                                                                     -----------
Accounts receivable - Net of allowance of $65,932                          2,388
Inventory                                                                158,471
Prepaid expenses                                                          30,158
                                                                     -----------
Total Current Assets                                                     191,248
                                                                     -----------
PROPERTY AND EQUIPMENT - At cost
Leasehold improvements                                                    60,002
Office fixtures and equipment                                             76,062
Internet system and equipment                                             37,063
Machinery and equipment                                                   24,671
                                                                     -----------
                                                                         197,798

Less accumulated depreciation                                            (54,368)
                                                                     -----------
Net Property and Equipment                                               143,430
                                                                     -----------
OTHER ASSETS
Intangibles - net of amortization of $7,088                               54,288
Deposits                                                                  27,786
                                                                     -----------
Total Other Assets                                                        82,074
                                                                     -----------
TOTAL ASSETS                                                         $   416,752
                                                                     ===========
                     LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable - trade                                                 534,929
Accrued interest                                                         648,291
Accrued executive compensation                                           828,036
Payroll taxes                                                             88,384
Other accrued expenses                                                    42,884
Notes and advances currently due:
Short-term shareholder advances                                          153,790
Vendors                                                                  112,333
Stockholders and others                                                1,817,642
                                                                     -----------
TOTAL LIABILITIES                                                      4,226,289
                                                                     -----------
Preferred stock, $0.001 par value, 1,000,000
  shares authorized 49,258 issued and outstanding                             49
Common stock, $0.001 par value, 50,000,000 shares                              -
  authorized, 27,405,517 shares issued and outstanding                    27,406
Additional paid-in capital                                             3,910,666
Accumulated development stage deficit                                 (7,746,308)
                                                                     -----------
                                                                      (3,808,187)
Less consideration due on shares issued                                   (1,350)
                                                                     -----------
TOTAL STOCKHOLDERS DEFICIT                                            (3,809,537)
                                                                     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $   416,752
                                                                     ===========

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                                                         For the Year Ended December 31,            To December 31,
                                                                          2000                    1999                    2000
                                                                       ------------           ------------            ------------

REVENUES
Professional fee income                                                $      8,604           $     14,315            $    237,004
Product sales                                                                21,180                 30,305                 472,661
                                                                       ------------           ------------            ------------
Total Revenues                                                               29,784                 44,619                 709,665
                                                                       ------------           ------------            ------------
OPERATING EXPENSES
Cost of products sold                                                         4,310                  3,486                  55,805
Salaries                                                                    199,284                171,185                 850,038
Employee leasing                                                                  -                      -                 218,745
Payroll taxes                                                                27,688                 38,664                 112,671
Physicians fees                                                              30,982                 30,000                 298,850
Rent                                                                         41,457                 37,009                 248,398
Advertising                                                                   2,964                  2,045                 217,560
Other                                                                        34,880                 30,405                 152,031
                                                                       ------------           ------------            ------------
Total Operating Expenses                                                    341,565                312,794               2,154,098


GENERAL AND ADMINISTRATIVE EXPENSE                                        1,593,301                542,999               4,536,361
INTEREST                                                                    447,843                357,577               1,355,797
                                                                       ------------           ------------            ------------
Total Expenses                                                            2,382,709              1,213,370               8,046,256
                                                                       ------------           ------------            ------------

LOSS BEFORE DISCONTINUED OPERATIONS
  AND THE PROVISION FOR INCOME TAXES                                     (2,352,925)            (1,168,750)             (7,336,591)
LOSS FROM DISCONTINUED OPERATIONS                                                 -                      -                 (409,718)
                                                                       ------------           ------------            ------------
NET LOSS BEFORE INCOME TAXES                                             (2,352,925)            (1,168,750)             (7,746,309)

PROVISION FOR INCOME TAXES                                                        -                      -                       -
                                                                       ------------           ------------            ------------
NET LOSS                                                               $ (2,352,925)          $ (1,168,750)           $ (7,746,309)
                                                                       ============           ============            ============
Loss per share before discounted operations                            $     (0.147)          $     (0.133)           $     (0.730)

Loss per share from discounted operation                                         -                      -                   (0.041)
                                                                       ------------           ------------            ------------
BASIC LOSS PER COMMON  SHARE                                           $     (0.147)          $     (0.133)           $     (0.770)
                                                                       ============           ============            ============
BASIC WEIGHTED AVERAGE SHARES                                            16,006,118              8,757,919              10,009,298
                                                                       ============           ============            ============

                                              WASATCH PHARMACEUTICAL, INC.
                                              (A Development Stage Company)
                              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT


                                 Preferred                                   Additional      Accumulated          Total
                                   Stock              Common Stock            Paid - In      Development      Stockholders'
                                   Amount        Shares         Amount         Capital      Stage Deficit        Deficit
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance, September 7, 1989    $          -             -      $       -      $        -      $        -        $        -

Stock issued at inception
 at approximately $0.0005
 to the Company's founders
 for services render                     -    10,000,000          5,334               -               -             5,334

Contribution of capital
 by a shareholder                        -             -         23,509               -               -            23,509

Net loss from inception
 through December 31, 1992               -             -              -               -        (170,895)         (170,895)
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance, December 31, 1992               -    10,000,000         28,843               -        (170,895)         (142,052)

Contribution of capital by
 a shareholder                           -             -         20,000               -               -            20,000

Net loss for the year ended
 December 31, 1993                       -             -              -               -         (92,931)         (92,931)
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance, December 31, 1993               -    10,000,000         48,843               -        (263,826)        (214,983)

Common stock issued in
 payment of loan fees at
 $0.005 per share in
 December, 1994                          -        75,000            375               -               -               375

Contribution of capital by
 a shareholder                           -             -        170,434               -               -           170,434

Redemption and cancelation
 of common stock for cash
 and notes payable                       -      (600,000)       (25,000)              -               -           (25,000)

Net loss for the year ended
 December 31, 1994                       -             -              -               -        (365,189)         (365,189)
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance, December 31, 1994    $          -     9,475,000      $ 194,652      $        -     $  (629,015)       $ (434,363)
                              ============     =========      =========      ==========     ===========        ==========

                                      F-12

                                              WASATCH PHARMACEUTICAL, INC.
                                              (A Development Stage Company)
                              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT


                                 Preferred                                   Additional      Accumulated          Total
                                   Stock              Common Stock            Paid - In      Development      Stockholders'
                                   Amount        Shares         Amount         Capital      Stage Deficit        Deficit
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance forward
 January 1, 1995              $          -     9,475,000      $ 194,652      $        -      $ (629,015)       $ (434,363)

Stock issued at $.005
 per share for services
 rendered during 1995                    -       837,216          4,186               -               -             4,186

Contribution of capital
 by a shareholder                        -             -          1,000               -               -             1,000

Equivalent shares
 exchanged in the
 consolidation of
 Medisys Research Group,
 Inc. & Wasatch
 harmaceutical, Inc.                 9,852     1,777,040       (187,749)        184,051               -             6,154

Net loss for the year
 ended December 31, 1995                 -             -              -               -        (451,255)         (451,255)
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance,
 December 31, 1995                   9,852    12,089,256         12,089         184,051      (1,080,270)         (874,278)

To give retroactive
 effect to a one for
 four reverse stock split           (7,389)   (9,066,924)        (9,067)          9,067               -            (7,389)
                              ------------     ---------      ---------      ----------     -----------        ----------
Restated balance,
 December 31, 1995                   2,463     3,022,332          3,022         193,118      (1,080,270)         (881,667)

Proceeds from the sale
 of common stock                         -        57,500             58         137,442               -           137,500

Cash proceeds from the
 exercise of employee
 stock options                           -       250,000            250               -               -               250

Stock issued in
 connection with the
 following:
  Borrowing funds                        -       148,374            148               -               -               148
  Consulting agreement                   -       100,000            100               -               -               100
  Services rendered                      -         7,500              8               -               -                 8
  Cancellation of debt                   -           250              -          12,339               -            12,339

Stock exchanged for the
 following assets:
  Preferred stock of an
   insurance holding
   company                               -       750,000            750               -               -               750
  Oil and gas properties                 -     2,000,000          2,000       3,717,536               -         3,719,536

Stock issued for a
 short-term note under
 a November, 1996 stock
 option plan                             -       300,000            300         299,700               -           300,000

Net loss for the year
 ended December 31, 1996                 -             -              -               -        (504,108)         (504,108)
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance,
 December 31, 1996            $      2,463     6,635,956      $   6,636      $4,360,135     $(1,584,378)       $2,784,856
                              ============     =========      =========      ==========     ===========        ==========

                                      F-13

                                            WASATCH PHARMACEUTICAL, INC.
                                            (A Development Stage Company)
                              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT


                                 Preferred                                   Additional      Accumulated          Total
                                   Stock              Common Stock            Paid - In      Development      Stockholders'
                                   Amount        Shares         Amount         Capital      Stage Deficit        Deficit
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance forward
 December 31, 1996            $      2,463     6,635,956      $   6,636      $4,360,135     $(1,584,379)      $ 2,784,855

Retroactive adjustment
 to the merged Preferred
 Stock Amount                       (2,414)            -              -           2,414               -                 -
                              ------------     ---------      ---------      ----------     -----------       -----------
Re-stated balance,
 December 31, 1996                      49     6,635,956          6,636       4,362,549      (1,584,379)        2,784,855

Proceeds from the
 exercise of stock
 options:
  Cash                                   -       125,000            125         124,875               -           125,000
  Notes                                  -       500,000            500         319,500               -           320,000

Shares issued in
 connection with:
  Past services of
   officers and directors                      2,200,000          2,200         107,800               -           110,000
  Acquisition of West
   Virginia oil & gas
   properties                            -       151,000            151               -               -               151
  Services rendered in
   connection with raising
   development stage funds               -       180,000            180               -               -               180
  Note extensions                        -        26,666             27               -               -                27

Services rendered for
 operations                              -        30,000             30           2,721               -             2,751
Conversion of debentures                 -       270,758            271          18,065               -            18,336
Shares returned with
 cancelled contract                      -       (50,000)           (50)              -               -               (50)

Exchange of oil and gas
 properties for originally
 issued shares                           -    (1,800,000)        (1,800)     (3,347,583)              -        (3,349,383)
Proceeds from sale of shares             -       456,383            456         139,494               -           139,950

Shares issued for notes                  -       500,000            500          65,000               -            65,500

Net loss for the year
 ended December 31, 1997                 -             -              -               -      (1,181,570)       (1,181,570)
                              ------------     ---------      ---------      ----------     -----------       -----------
Balance December 31, 1997     $         49     9,225,763      $   9,226      $1,792,421     $(2,765,949)      $  (964,253)
                              ============     =========      =========      ==========     ===========       ===========

                                      F-14

                                            WASATCH PHARMACEUTICAL, INC.
                                            (A Development Stage Company)
                              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                 Preferred                                   Additional      Accumulated          Total
                                   Stock              Common Stock            Paid - In      Development      Stockholders'
                                   Amount        Shares         Amount         Capital      Stage Deficit        Deficit
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance forward
 December 31, 1997            $         49     9,225,763      $   9,226      $1,792,421     $(2,765,949)       $ (964,253)

Shares issued in
 connection with:
  Note extensions                        -     1,352,368          1,352               -               -             1,352
  Securities sold for cash               -     1,695,940          1,696         135,565               -           137,261
  Exercise of stock options              -       500,000            500          24,500               -            25,000
  Services rendered                      -       848,750            849               -               -               849

Shares issued as interim
 loan collateral to be return
 at debt satisfaction                    -    25,950,000         25,950               -               -            25,950

Exchange of preferred shares
 held for investment for
 originally issued shares                -      (750,000)          (750)              -               -              (750)

Charge for per share price
 reduction of shares held
 under subscription notes                -             -              -        (630,390)              -          (630,390)

Net loss for the ended
 December 31, 1998                       -             -              -               -      (1,458,683)       (1,458,683)
                              ------------     ---------      ---------      ----------     -----------       -----------
Balance December 31, 1998               49    38,822,821         38,823       1,322,096      (4,224,632)       (2,863,664)

Shares issued in connection
 with:
  Note extensions                        -       249,810            250           2,990               -             3,240
  Securities sold for cash               -       799,257            799         214,098               -           214,897
  Services rendered                      -     3,331,076          3,331               -               -             3,331
  Retirement of debt and
   interest                              -       422,304            422         185,843               -           186,265

Correction to sales price of
 shares sold officer                     -             -              -         (24,500)              -           (24,500)

Shares issued in stock
 exchange arrangement
  Replacement shares issued              -       550,000            550         139,817               -           140,367
  Replacement shares to be
   issued                                -       161,123            161          28,094               -            28,255
  Share transactions with
   Collier Development
  Contingent shares returned             -   (25,500,000)       (25,500)              -               -           (25,500)
  Settlement shares issued               -     2,300,000          2,300         160,976               -           163,276
  Cost of funds                          -        26,000             26             (26)              -                 -

Shares issued as collaterial             -     2,000,000          2,000               -               -             2,000
Net loss for the ended
 December 31, 1999                       -             -              -               -      (1,168,750)       (1,168,750)
                              ------------     ---------      ---------      ----------     -----------       -----------
Balance December 31, 1999     $         49   $23,162,391      $  23,162      $2,029,388     $(5,393,382)      $(3,340,783)
                              ============    ==========      =========      ==========     ===========       ===========

                                      F-15

                                            WASATCH PHARMACEUTICAL, INC.
                                            (A Development Stage Company)
                              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                 Preferred                                   Additional      Accumulated          Total
                                   Stock              Common Stock            Paid - In      Development      Stockholders'
                                   Amount        Shares         Amount         Capital      Stage Deficit        Deficit
                              ------------     ---------      ---------      ----------     -----------        ----------
Balance forward
 December 31, 1999            $         49    23,162,391      $  23,162      $2,029,388     $(5,393,382)      $(3,340,783)

Adjustment to reflect 1 for
 2 stock split                           -   (11,581,196)       (11,581)         11,581               -                 -
                              ------------     ---------      ---------      ----------     -----------       -----------
Balance forward                         49    11,581,196         11,581       2,040,969      (5,393,382)       (3,340,783)

Shares issued in connection
 with:
  Loan extensions                        -        62,323             62              60               -               122
  Compensatory stock options             -     3,925,000          3,925          60,440               -            64,365
  Services rendered                      -     2,273,209          3,006         315,369               -           318,375
  Retirement of debt and
   interest                              -       212,500            213         118,456               -           118,669
  Settlement of ligitation
   involving contingent shares           -       100,000            100               -               -               100
  Pharmacy joint venture                 -       100,000            100           9,995               -            10,095

Stock issued in exchange
 arrangement for a debenture
 obligation                              -     5,000,000          5,000         345,000               -           350,000

Shares issued in stock
 exchange arrangement                    -       288,489            288         131,781               -           132,070

Securities sold for cash

Proceeds from sale                       -     3,646,673          3,647       1,008,064               -         1,011,710
Costs of funds raised                    -             -              -        (114,108)              -          (114,108)

Shares issued as collaterial

New issues                               -     1,100,000          1,100               -               -             1,100
Collateral returned                      -      (875,000)          (875)              -               -              (875)

Miscellaneous                            -        (8,872)          (741)         (5,359)              -            (6,100)

Net loss for the year ended
 December 31, 2000                       -             -              -               -      (2,352,925)       (2,352,925)
                              ------------     ---------      ---------      ----------     -----------       -----------
Balance December 31, 2000               49    27,405,517         27,406       3,910,666      (7,746,308)       (3,808,187)

Common shares issued without
 cash consideration                      -    (1,350,000)        (1,350)              -               -            (1,350)
                              ------------     ---------      ---------      ----------     -----------       -----------
Net equity December 31, 2000  $         49    26,055,517      $  26,056      $3,910,666     $(7,746,308)      $(3,809,537)
                              ============    ==========      =========      ==========     ===========       ===========

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                                    From Inception
                                                                For the Year Ended December 31,     To December 31,
                                                                    2000             1999                2000
                                                               --------------    ------------        -------------
CASH FLOWS FROM OPERATIONS
Net loss                                                       $   (2,352,925)   $ (1,168,750)       $  (7,746,308)
Adjustments to reconcile net (Loss) to net cash
used by operating activities:
Depreciation and depletion                                             26,335           6,630               61,457
Interest and fees paid in stock                                       612,706               -              612,706
Depreciation and losses on fixed asset disposals                            -               -
Clinic assets                                                               -               -               15,234
Oil and gas assets                                                          -               -                4,189
Loss on disposal of oil and gas properties                                  -               -              382,932
Increase (decrease) in working capital                                      -               -
(Increase) decrease in receivables                                        228           4,559               (2,388)
(Increase) decrease in inventory                                     (154,799)          3,486             (158,471)
(Increase) decrease in prepaid expenses                               (21,853)         (7,706)             (30,158)
Increase (decrease) in accounts payable                               295,117           2,203              534,929
Increase (decrease) in accrued interest                               184,915         107,115              648,291
Increase (decrease) in other accruals                                 241,143         281,285              959,305
                                                               --------------    ------------        -------------
Net cash used by operating activities                              (1,169,133)       (771,178)          (4,718,283)
                                                               --------------    ------------        -------------
CASH FLOW FROM INVESTING
Purchase of property and equipment                                   (152,980)         (3,265)            (184,008)
(Increase) decrease in other assets                                   (71,874)        (10,000)             (82,075)
                                                               --------------    ------------        -------------

Net cash provided used in investing activities                       (224,854)        (13,265)            (266,083)
                                                               --------------    ------------        -------------
CASH FLOW FROM FINANCING
Proceeds from borrowings                                              521,405         702,915            3,600,527
Expenses paid by shareholder                                                -               -               38,323
Repayment of loans                                                   (166,898)       (294,542)            (918,231)
Proceeds from sale of common shares                                 1,143,780         383,519            2,037,765
Capital contributed by shareholder                                          -               -              154,800
Collection of share subscriptions                                           -               -              141,726
Common shares exchanged for debt                                            -               -               12,318
Exercised stock options                                                     -               -              125,250
Redemption of common shares                                                 -               -              (20,409)
Cost of raising capital                                              (114,108)              -             (187,474)
                                                               --------------    ------------        -------------
Net cash provided used by financing activities                      1,384,179         791,892            4,984,595
                                                               --------------    ------------        -------------
                                                                       (9,808)          7,449                  230

Balance at beginning of period                                         10,038           2,589                    -
                                                               --------------    ------------        -------------
Balance at end of period                                       $          230    $     10,038        $         230
                                                               ==============    ============        =============

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                 For the Year Ended                From
                                                                                    December 31,                Inception To
                                                                                2000            1999           Dec. 31, 2000
                                                                             ------------     -----------      --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                       $     52,308     $       350      $      163,837
Cash paid for income taxes                                                              -               -                   -

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock for assets aquired or (exchanged)
Clinical equipment and fixtures                                                         -               -              13,790
Oil and gas properties
Acquired                                                                                -               -           3,732,316
Exchanged                                                                               -               -          (3,349,383)
Preferred stock of an insurance company
Acquired                                                                                -               -                 750
Exchanged                                                                               -               -                (750)
Stock issued for future transactions
Amount on issuance of common stock                                                  1,100           2,000           1,264,050
Adjustment to subscriptions receivable                                                  -         (24,500)           (621,423)
Write - off of subscriptions receivable                                                 -               -            (520,391)
Common stock for Goods and services                                                 3,506           3,338              16,685
Interest                                                                          153,147         102,833             257,359
Retirement of debt                                                                116,841         221,206             338,407
Loan extensions                                                                       122           3,240               3,362
Accrued interest added to principal                                                53,474          52,646             147,276
Reduction of debt settlement amount                                               350,000         200,000             550,000
Payment of consulting fee directly by noteholder                                        -          22,500              22,500



                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


1. BASIS FOR PRESENTATION

Reverse Stock Split - On June 22, 2000, the Company effected a 100% reduction in the number of shares issued and outstanding with a "reverse stock split" whereby each shareholder received one share of common stock for each two shares held as of that date. The issued and outstanding shares were reduced from 36,270,879 common shares to 18,135,440 common shares. The Par Value of the common stock was not changed. All references to common stock, common stock outstanding, common stock options and per share amounts in the consolidated financials statements prior to the date of the reverse stock split have been restated to retroactively reflect the one for two decrease in the shares outstanding.

2. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Nature of Business - The consolidated financial statements include Wasatch Pharmaceutical, Inc., a development stage company, (the Company or Wasatch), and its wholly owned subsidiaries, Medisys Research Group, Inc. (Medysis) and American Institute of Skin Care, Inc. (AISC). Medisys Research Group, Inc., the original company, was incorporated on September 7, 1989 (the "Date of Inception" as that term is used in these financial statements). On December 29, 1995, Ceron Resources Corporation, a Delaware corporation with publicly traded common stock, and Medisys completed an Agreement and Plan of Reorganization whereby Ceron issued 85% of its to be outstanding shares of common stock in exchange for all of the issued and outstanding common stock of Medisys. The Company was re-incorporated in Utah and the name was changed to Wasatch Pharmaceutical, Inc. American Institute of Skin Care, Inc. was incorporated, in 1994, to administer the clinical skin treatment programs developed by Medisys. In January 2001 a new subsidiary, AISC Online, Inc., was incorporated to provide skin treatment products and services through the Internet.

Skin Treatment and Care - AISC was created to advance and replicate the successful treatment of serious skin diseases, tested in clinical trials by Medisys and to develop strategies for Company's clinic national growth. The Company strategy is to reduce medical costs related to the treatment of skin disorders for patients, employers, and health insurance providers.

AISC has operated two prototype clinics for the last eight years and during that period the Wasatch products and medical therapies have been tested successfully on hundreds of patients. The Company's activities have been centered on research in the area of serious skin diseases such as Cystic Acne, Eczema, Seborrhea, Contact Dermatitis, Molluscum, Folliculitis, and Acne Rosacea; including, as a bi-product, substantial success in the area of skin rejuvenation.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


2. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   (Continued)

Disposition of Discontinued Oil and Gas Business Segment - In November 1997, after determining the oil and gas developer of the Company's West Virginia oil and gas properties would not be able to meet their commitments in accordance the contractual arrangements under which the properties were acquired, the company sought and obtained an acceptable resolution of differences. In February 1998, the Company executed an exchange arrangement, whereby it returned title to the fifty oil and gas wells and obtained a release from all obligations associated with the oil and gas operations in exchange for 1,800,000 of the common shares it originally issued. The transaction resulted in a $408,718 loss from discontinued operations at December 31, 1997.

In addition, certain principals in the oil and gas transaction had executed and delivered notes receivable for the Company's issued common shares. It was agreed that the amount due on shares issued at the time of the exchange, $520,390, would be forgiven. This reduction in the obligation was reflected in the financial statements as a charge to additional paid in capital during the year ended December 31, 1998.

Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of asset and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

Statements of Cash Flows - Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Loss Per Share - In 1997, the Company adopted the Financial Accounting Standards Board Statement No. 128, "Earnings per Share". Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, the calculation of basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. All prior period losses per share amounts have been recalculated in accordance with the earnings per share requirements under SFAS No. 128. However, such recalculation did not result in a change to the Company's previously reported loss per share.

The loss per share recognizes only those stock transactions that meet the generally accepted accounting criteria to be recorded. The transactions recorded in the stock records, but not in the financial presentation of shares outstanding, include transactions that are partially completed but have a contingency for their consummation.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


2. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   (Continued)

The transactions recorded in the financial presentation, but not in stock records of shares outstanding, include transactions that are completed but lack the documentation to allow the transfer agent to issue the shares. See Note 7. - Capital Structure for a further explanation.

The Company has issued an additional 3,698,600 shares during the period from January 1, 2001 through March 31, 2001.

Income Taxes - The Company has adopted SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities. See Note 8 for a summary of the Company's tax transactions.

Inventory - Inventory is recorded at the lower of cost or market, on a first-in, first-out basis.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation, which is computed using the straight-line method over lives ranging from three to seven years. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations. The cost of assets sold or retired and any related accumulated depreciation is eliminated from the accounts, and any resulting gain or loss is included in operations.

Intangibles - Intangible assets include trademark application and product design and development costs. The trademark costs have been deferred until the application is approved. The product design and development cost are being amortized over three years.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Medisys Research Group, Inc. and American Institute of Skin Care, Inc. All material inter-company transactions and balances have been eliminated.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

2. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   (Continued)

Concentrations of Credit Risk - Wasatch maintains its cash accounts in a bank located in the Salt Lake City, Utah metropolitan area. The FDIC insures the cash balances of $100,000 or less at the bank. At December 31, 2000 the Company did not have any deposits in excess of $100,000 in the bank.

Wasatch sells its products and services to individuals in the Salt Lake City and Provo, Utah metropolitan areas. Sales are for cash and using major credit cards, or through the extension of credit to the individual and/or their insurance carrier. Wasatch maintains adequate reserves for potential credit losses, and such losses have been within Management's estimates.

Stock Based Compensation - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, Accounting for Stock Based Compensation ("FAS 123"), effective for Wasatch on January 1,1996. FAS 123 permits, but does not require, a fair value based method of accounting for employee stock option plans, resulting in compensation expense being recognized in the results of operations when stock options are granted. Wasatch plans to continue the use of its current intrinsic value based method of accounting for stock option plans where no compensation expense is recognized.

Changes in Basis and Presentation - Certain financial statement presentations for 1999 and for the period from inception on September 7, 1989 through December 31, 1999 have been reclassified to conform to the fiscal year 2000 presentation.

Legal Matters - Wasatch is subject to legal proceedings that have arisen in the ordinary course of its business. In the opinion of management, these actions will not have a material adverse effect upon the financial position of Wasatch.

Advertising - Advertising costs are expensed as incurred.

3. GOING CONCERN

Since inception, Wasatch has been a dual-purpose development stage enterprise. First, it has developed its clinic based protocol and treatment programs for patient care and maintenance in addition to the business processes for such patient care. Secondly, Wasatch has been pursuing a strategy to raise sufficient capital for nationwide expansion. At December 31, 2000, management projects that their businesses plan to commence the operational phase of its clinic treatment activities will be implemented in 2001.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

3. GOING CONCERN (Continued)

At December 31, 2000, the Company's operating expenses have exceeded operating revenues. This cumulative deficit has been funded by open account creditor debt, shareholder loans, shareholders' cash investment and common shares exchanged for property and services. The limited availability of funds has held the Company's revenue producing operation to two prototype treatment centers that are operating at less than 10% of capacity. Although the Company has continued to operate with the above sources of funds through March 2001, it is uncertain whether these same or comparable sources will be available until the completion of the development stage.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company is in the development stage and has not established a source of revenues sufficient to allow it to continue to operate. The Company has sought short-term funding and planned to obtain long-term funding through a broad based public stock offering. Management believes that sufficient funding to commence profitable operations will be obtained before the end of year 2001.

4. RELATED PARTY TRANSACTIONS

Discussed below are related party transactions not included in other notes to the financial statements.

During 1999, a principal officer of the Company sold 100,000 shares of his personal holdings of the Company's common stock and lent the Company approximately $139,000. In April 2000, the Company issued 110,000 shares of restricted common stock to this officer to replace the shares he sold. A note was set up and periodic payments have been made. At December 31, 2000, the remainder of this note and another advance made to the Company totaled $14,789 and is in the accompanying balance sheet as shareholders advances.

During November 2000, the principal officers borrowed $125,000 individually from an outside party and loaned the money to the Company on the same terms. The loan is in the accompanying balance sheet as shareholders advances. In January 2001, the Company repaid the outside party $142,500 in principal and interest with funds provided by the Company.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

4. RELATED PARTY TRANSACTIONS (Continued)

In 1994, the Company entered into an agreement with a shareholder to redeem 75,000 shares for $25,000. There is a remaining balance of $5,500 of the redemption price that is non-interest bearing and due on demand.

Included in the liability account, accrued executive compensation, is $681,036 of specific compensation approved by board of directors for two principal officers. The compensation is to be paid only when sufficient cash becomes available. The liability represents back pay and the payroll costs paid by the officers for the benefit of the Company. The balance of the accrued executive compensation liability account is an accrual for current year compensation for other executives of the Company.

In 2000 and 1999, several creditor/shareholders elected to add the interest earned to date to their notes principal balance.

During 2000 and 1999, the Company issued 124,823 and 269,850 common shares, respectively, to certain shareholder/creditors as compensation for extending the due date on their obligations and in lieu of interest. In 2000 and 1999, 150,000 and 66,208 common shares, respectively, were issued for the reduction of principal and interest. In September 2000, the board of directors, approved a five-year employment contract with the two principal officers that calls for annual compensation of $150,000 and additional benefits such as profit sharing, stock options, and health insurance.

5. ROYALTIES PAYABLE

Medisys, a subsidiary of the Company acquired the marketing rights to certain skin care products during 1991. As part of the agreement, Medisys is required to pay royalties equal to 5% of gross product sales. Once royalties totaling $10,000,000 have been paid, Medisys will own the technology associated with the skin care products. Annual royalty payments are due April 1 of the following year. During the two years ended December 31, 2000, the total accrued royalties were less than $1,000.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

6. NOTES PAYABLE

Notes payable at December 31, 2000 is as follows:
                                                                       2000
                                                                       ----

         Unsecured notes payable to shareholders dated at various
         dates,  generally  accruing  interest  at 6.5% to   40%,
         annually,  generally  are to be repaid from the proceeds
         of a proposed  share offering and in some cases are past
         due by terms of the note.                                  $ 1,817,642

         Unsecured  notes payable to vendors dated various dates.
         An officer of the Company guarantees certain notes.            112,333

         Advances  from  officers and  shareholders  to meet cash
         shortfall,  payable on demand with interest ranging from
         10% to 100%.                                                   153,790
                                                                   ------------
         TOTAL                                                     $  2,083,765
                                                                   ============

7. CAPITAL STRUCTURE

The Company has authorized 50,000,000 shares of common stock with a par value of $0.001 per share and up to 1,000,000 shares of preferred stock with a par value of $0.001 per share. In establishing a preferred stock class or series, the Board of Directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, and other variations of each class or series. In January 2001, the Company increased the authorized common stock to 100,000,000 shares.

Compensating Warrant Issue Simultaneous with the previously mentioned "reverse stock split" each shareholder will receive an "A" and a "B" Warrant for each two post-split shares of common stock owned. The total number of warrants received will equal the number of pre-split common shares held. "A" Warrants will be exercisable at $0.50 and "B" Warrants will be exercisable at $2.00. On January 8, 2001, a registration statement was filed with the Securities and Exchange Commission to register the 9,067,720 Class A warrants and 9,067,720 Class B warrants and the common shares underlying the warrants.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

7. CAPITAL STRUCTURE (Continued)

However, it was subsequently discovered that 20,552,594 shares owned by shareholders of record as of February 23, 2001 could be entitled to receive warrants under the compensating warrant issue program. Therefore on February 28, 2001, the Board of Directors authorized the issue of 2,417,154 additional warrants to cover the 20,552,594 shares discussed above. In addition, the Board of Directors authorized the issuance of 2,300,000 million warrants to the two principal officers of the Company to reimburse them for warrants given up on shares transferred to outsiders for the benefit of the Company. The Company intends to file an amendment to the registration in April of 2001 to register the 4,717,154 additional warrants and their underlying common shares.

Common Stock - At December 31, 2000, according to the transfer agent's records, there were 26,282,167 shares of common stock issued. For financial statement purposes, 27,405,517 shares of common stock were considered to be both issued and outstanding. The difference is equal to (1) shares that were excluded from the issued and outstanding because they were transferred in trust, but held by the transfer agent awaiting completion of the individual domestic and overseas sales under the sales commitment to cover a private placement commitment, (2) shares issued under a Company stock option plan for which payment has not been received and (3) shares issued in January 2001, to meet year 2000 contracts and commitments and in settlement of the debenture dispute mentioned elsewhere in these footnotes.

Following is a reconciliation of the shares outstanding according to the stock records and the shares outstanding for the financial statement presentations at December 31, 2000 and the year then ended:

                                                                       2000
                                                                  ------------
     Shares issued per transfer agent records                       26,282,167
     Shares held in trust for future sale                             (206,650)
     Shares issued for which payment has not been received          (2,500,000)
     Shares issued in settlement of debenture dispute                3,750,000
     Shares committed to year 2000 obligations                          80,000
                                                                  ------------
     Financial statement shares issued and outstanding              27,405,517
                                                                  ============

Preferred Stock - Series A preferred stock dividends are required to the extent that there is net income and that there are funds legally available. Unpaid declared dividends shall be deferred until such time as there are funds legally available. The shares are redeemable at the option of the Company at $2.00 per share plus accrued and unpaid dividends. The shares have a liquidating value of $1.00 per share plus accrued and unpaid dividends. The Company has not declared or paid preferred dividends since inception.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


7. CAPITAL STRUCTURE (Continued)

Joint Services Agreement - On June 30, 2000, the Company entered into a joint service agreement with a pharmacy company to dispense federally regulated prescription drugs for the skin care treatment of clinical patients and for sale of products and services over the internet. The agreement can be terminated at any time and each party is responsible for their own expenses. The pharmacy company receives a fee for each prescription filled. Under this agreement the Company issued 100,000 shares of common stock to its joint services partner.

Stock Exchange Arrangement with Principal Officers - To assist in raising capital, its two principal officers initiate a series of transactions whereby they transfer Company shares they own to a financial intermediary, ProVision Capital Funding, Inc. (ProVision), which is an agent "to find" the Company long-term capital.

The officers transferred shares to ProVision in a private placement that is exempt from registration under the federal securities law. ProVision then sells the common stock it has received from the officers to qualified investors in an exempt transaction and remits 50% of the collected proceeds to the officers who deposit the funds in the Company.

To complete the transaction process, the Company and the officers executed an exchange agreement, which directs that the funds generated from the sales of securities go directly to the Company. The officers will receive 1.1 restricted shares of the Company stock for each share exchanged with ProVision. The transactions commenced in October 1999 with the transfer of 250,000 shares to ProVision by the officers. In December 1999, the two officers transferred an additional 150,000 shares to ProVision and, by February 2000, the exchange arrangement was concluded and 671,000 shares had been sold and replaced with 738,000 newly issued restricted common shares. The parties established a share sales price floor that will yield not less than $.30 per share to the Company. During 1999 and 2000, the net proceeds to the Company from this arrangement, after deducting commissions and expenses, was $328,143. Commencing in March
2000, ProVision sold shares received directly from the Company's unissued shares. During 2000, 1,347,557 shares were sold under this arrangement with net proceeds to the Company of $360,107.

Equity Advisor Agreement - On October 27 1999, the Company executed an "Equity Advisor" share sales and marketing agreement with European Equity and Guarantee Corporation (EEG). During 2000, EEG sold 117,016 shares of the stock and the net proceeds to the Company, after deducting EEG costs, were $64,393. EEG has agreed to purchase stock from the Company at an amount to be not less than 50% of the average between bid and ask values at the time of sale.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

7. CAPITAL STRUCTURE (Continued)

Stock Issued for Future Transactions - At December 31, 2000, the Company had a stock transaction that is dependent on future events for its consummation. A note holder has been issued 250,000 common shares as collateral on its notes payable with an aggregate value of $250,000. Generally, the security agreement provides that Wasatch will retain the voting rights to the collateral until such time as a default of the loan agreement occurs, then those rights will pass to the note holders. At December 31, 2000, the Company has defaulted under the loan agreement, but the note holder has not taken any action to enforce control over the collateral.

Concession and Compromise with Note Holder - During 1999, Collier Development & Management, Inc. a note holder with 12,750,000 common shares held as collateral asserted their property rights under the default terms of its loan agreement. Under the settlement agreement, reached in March 2000, Collier received $214,750 in cash for principal and interest and 1,150,000 shares of common stock and returned 11,600,000 shares of the Company's common stock and extinguished $165,972 of debt. This transaction was retroactively reflected in the December 31, 1999 financial statements.

Capital Markets Fund Raising Efforts - During 2000 and 1999, various individuals and companies were issued 2,063,077 and 1,556,350 common shares, respectively, as compensation for their attempts to raise capital for the Company.

Settlement of Litigation Involving Contingent Shares - A former director was affiliated with a company that contended it was a legitimate holder in due course of 6,000,000 of the Company's common shares. Wasatch management asserted that consideration was never received and, consequently, the shares held were cancelled. The Company issued 100,000 shares of its common stock to settle this contingency.

Convertible Debenture Settlement - On April 19, 2000, the Company entered into an securities purchase agreement with a private investment group to provide long-term capital funding. Under the agreement, the investment group provided $180,000 in cash and received a 3 year $200,000 8% convertible debenture. In June 2000, the Company's management concluded not to pursue this funding opportunity because of operational restrictions and changes demanded by the investment group that were not in the original agreement. The private investment group and the Company entered into negotiations and reached an agreement on November 7, 2000. Under the terms of the settlement agreement, the Company delivered 750,000 shares of the Company's common stock, and agreed to repay the private investment group the original $180,000 borrowed and a monetary and stock premium to set aside the original agreement. The premium escalated if the Company was not able to meet its commitment.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


7. CAPITAL STRUCTURE (Continued)

The Company was unable to meet the repayment requirements and by January 5, 2001 the premium resulted in a total obligation of $350,000 cash and 1,500,000 shares of the Company's common stock. The settlement agreement was amended on January 16, 2001 and required the issue of an additional 3,500,000 shares of the Company common stock to completely rescind the original agreement and the initial settlement arrangement.

The only remaining condition of the settlement agreement is for the Company to register, by May 1, 2001, all of the shares issued to the private investment group. The company is in the process of meeting that deadline by with a filings under the Securities Act of 1933 and all applicable state securities laws.

As a result of the settlement, the Company recorded an increase in common stock and paid in capital by $286,667 (net of expenses of $63,333 associated with the transaction) and extinguishment $350,000 of debt. Even though Company issued these shares in January 2001, management concluded that conditions precedent required this transaction to be included in the December 31, 2000 financial statements.

Loss Per Share - At December 31, 2000, a note holder and certain vendors have been issued 1,350,000 shares of the Company's common stock which have been issued as collateral. If the loan is defaulted or the vendor charges are not paid, the collateral shares will be retained by the debtor. In as much as the shares are returnable upon performance by the Company, they are not included in the shares outstanding or in the earnings per share computation.

Non-Qualified Stock Option Plan - On December 16, 1996, Wasatch adopted the 1996 Non-Qualified Stock Option Plan ("Plan") with 850,000 shares of the Company's common stock being issuable at the discretion of Board of Directors. The Board of Directors will determine the terms, exercise price and vesting, as well as other rights. The Plan is designed to allow the Company to provide stock as an incentive to employees, officers, directors and consultants who provide services. As of December 31, 2000, 132,500 shares remain to be granted under this Plan.

1997 Options Granted Officers - The Board of Directors approved an incentive stock option plan for the benefit of officers and key employees and set aside 1,000,000 shares for this purpose. At December 31, 1997, options totaling 675,000 shares were granted to the two principal officers, which were exercised in 2000. As of December 31, 2000, 325,000 shares remain to be granted under this plan. The Company did not formalize the incentive stock option plan within the one year time period required by the Internal Revenue Service. The Company considers the options granted outstanding.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999


1999 Options Granted Officers and Directors - The Board of Directors approved on March 4, 1999 an incentive stock option plan for the benefit of officers and directors and set aside 2,500,000 shares for this purpose. On March 4, 1999, five year fully vested options were granted to the two principal officers (2,000,000) and two directors (350,000) at $.001 per share. These options were exercised in 2000. Generally the plan calls for the vesting period to be determined by the Board of Directors and will have a term of two years. As of December 31, 2000, 150,000 shares remain to be granted under this plan. The Company did not formalize the incentive stock option plan within the one year time period required by the Internal Revenue Service. The Company considers the options granted outstanding.

2000 Non-Qualified Stock Option Plan - On August 3, 2000, the board of directors approved the 2000 Non-Qualified Stock Option Plan and registered 4,000,000 shares for employees and consultants for non-fundraising activities. The Board of Directors will determine the terms, exercise price and vesting, as well as other rights. As of December 31, 2000, 114,000 shares remain to be granted under this Plan.

Consultants Stock Options - The board of directors on December 20, 2000 approved two stock options plans for two consultants for up to 1,600,000 and 4,100,000 shares, respectively. A total of 5,700,000 shares were registered on January 8, 2001. The shares are fully vested at the grant date and must be fully exercised by December 30, 2006. As of December 31, 2000, 800,000 shares remain to be granted under this plan.


Incentive Based Compensation - The fair value of options granted will be estimated on the date of grant using the Black-Scholes options pricing model, assuming a risk free interests rates ranging from 5.09% for two year options to 5.08% for six year options, no expected dividend yield, the expected life of the options and zero expected volatility. The zero volatility will be assumed because the shares are not currently tradable in a secondary market system.

The Company applies the Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock option and purchase plans. Accordingly, no compensation cost has been recognized for any stock option agreements. Options totaling 1,350,000 and 2,387,500 shares were granted in 2000 and 1999, respectively.

Had compensation cost been determined based upon the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net loss and loss per share for the year ended December 31, 2000 and 1998 would have been as reflected in the pro forma amounts indicated below:

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

7. CAPITAL STRUCTURE (Continued)

                                            2000                  1999
                                       --------------       ---------------

       Net loss                        $   (2,475,352)      $    (1,503,245)
                                       ==============       ===============

       Net loss per common share       $        (.155)      $         (.086)
                                       ==============       ===============

Options - Stock option activity for the Company during 2000 was as follows:

                                                     Expired or            Ending               Expiration
    Price Per Share                 Granted          Exercised               1999                  Date
   -----------------------       --------------      ---------           -------------         -------------
   Granted 2000
   ------------
     Consultants
         $ 0.001

   Granted 1999
   ------------
     Consultants
          $2.00                    12,500               -                12,5000                June 19, 2000
     Employees and
       directors
          $.002                 2,350,000               -              2,350,000                March 4, 2004
     Shareholder
          $1.00                       375               -                    375                June 30, 2000
          2.00*                    25,000               -                 25,000                 Dec. 4, 2001

   Granted 1997
   ------------
     Consultants
          $2.00                    32,500              32,500               -                  April 10, 1999
     Others
          $2.00                    12,500               -                 12,500                June 19, 2000
          $2.00                     5,000               5,000               -                  April 10, 1999
     Employees and
       directors
          $.002                   675,000               -                675,000                Dec. 31, 2002
                                ---------           ---------         ----------
   Total                        3,112,875              37,500          3,075,375
                                =========           =========          =========
   Expired                                             37,500
                                                    =========

         *There are escalations based upon increases in the trading price.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

7. CAPITAL STRUCTURE (Continued)

Other - on April 18, 2000, the Board of Directors approved two non-qualified stock option plans with an option period of five years at $2.00 per share with the Board of Directors approving the distribution of the plan. The plan for the officers and directors called for 1,500,000 shares and 1,000,000 shares for the employees. No options have been granted under either plan at December 31, 2000.

8. INCOME TAXES

The following table sets forth a reconciliation of the statutory federal income tax at December 31, 1999 and 1998:

                                                      2000            1999
                                                  ------------   ------------

       Loss before income taxes                   $ (1,970,146)  $ (1,168,750)
                                                  ============   ============
       Income tax benefit computed at
         statutory rates                          $   (669,850)  $   (397,375)
       Increase in valuation allowance                 530,343        395,216
       Expenses not deducted for tax purposes         (744,235)
       Permanent differences:
          Nondeductible expenses                         2,207          2,519
                                                  ------------   ------------
       Tax Benefit                                $          -   $          -
                                                  ============   ============


No federal income taxes have been paid since the inception of the Company.

Net Operating Loss Carry Forwards - As of December 31, 2000, the Company had cumulative net operating loss carry forwards ("NOL") for federal income tax purposes of approximately $ 4,732,000 which expire in 2008 through 2020, and net operating loss carry forwards for alternative minimum tax purposes of approximately the same amount which expire in 2008 through 2020. Due to ownership changes, Internal Revenue Code Section 382 could limit future utilization of the net operating loss carry forwards.

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

8. INCOME TAXES, (Continued)

Deferred Income Taxes - The Company's deferred tax position reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting. Significant components of the deferred tax liabilities and assets are as follows:

                                                                          1999                        1998
                                                                      ------------                ----------
     Deferred tax liabilities                                         $       -                   $     -
                                                                      ------------                ----------
     Deferred tax assets:
       Net operating loss carry forwards                                 2,352,956                 1,822,613
        Adjustment of net operating loss
          carry forwards                                                  (744,235)                     -
       Valuation allowance                                              (1,608,721)               (1,822,613)

       Total deferred tax assets                                              -                         -
                                                                      ------------                ----------

       Net deferred tax asset (liability)                             $       -                   $     -
                                                                      ============                ==========
Deferred income tax provisions for the years ended December 31, 2000 and 1999 result from the following temporary differences:
                                                                          1999                        1998
                                                                      ------------                ----------
       Net operating loss carry forward benefit                       $  (530,343)                $ (395,216)
       Valuation allowance                                                530,343                    395,219
                                                                      ------------                ----------
       Total deferred tax benefit                                     $      -                    $     -
                                                                      ============                ==========

                          WASATCH PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
                           DECEMBER 31, 2000 AND 1999

9. GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses are as follows:

                                                                Year Ended                            From
                                                                December 31,                      Inception To
                                                          2000               1999                Dec. 31, 2000
                                                      ------------       -------------          --------------
       Officers compensation                         $     537,835       $     311,602          $    1,824,962
       Loss on capital raising venture                           -                   -                 500,000
       Professional fees                                   503,064             146,443                 893,441
       Investor relations                                  174,578                                     174,578
       Fund raising expense                                 56,756              52,816                 136,363
       Licensing expense                                    40,000                                      40,000
       Travel                                               32,475               6,350                 111,945
       Telephone                                            11,961               7,234                  80,271
       Other                                               236,632              23,807                 774,801
                                                      ------------       -------------          --------------
       Total                                          $  1,593,301       $     548,252          $    4,536,361
                                                      ============       =============          ==============

10. COMMITMENTS AND CONTINGENCIES

Lease Commitment - The Company has leased its office, clinic and warehouse space. One office lease has a monthly rent of $725 on a month-to-month lease. The other two leases have monthly rental payments of $2,400 and $6,214 and are for a period of five years. These leases commenced in November and December of 2000 and provide for yearly escalations. Rent expense was approximately $49,700, $37,000 for December 31, 2000 and 1999, respectively. The estimated future contractual rental payments are show below.

               Date                           Amount
               ----                         ----------
               2001                         $  103,692
               2002                            106,442
               2003                            109,238
               2004                            112,081
               2005                            102,277
                                            ----------
               Total                        $  533,730
                                            ==========

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         The following is a brief summary of certain indemnification provisions of the Company's Amended Articles of Incorporation and the Utah Revised Business Corporation Act. This summary is qualified in its entirety by reference to the text thereof.

         Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act, as amended (the "Corporation Act"), permits a Utah corporation to indemnify its directors and officers for certain of their acts. More specifically, Sections 16-10a-902 and 16-10a-907 of the Corporation Act grant authority to any corporation to indemnify directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, by reason of his or her having been a corporate director or officer. Such provision is limited to instances where the director or officer acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the corporation, or, in criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. Such sections confer on the director or officer an absolute right to indemnification for expenses, including attorney's fees, actually and reasonably incurred by him or her to the extent he or she is successful on the merits or otherwise defense of any claim, issue, or matter.

         The corporation may not indemnify a director if the director is adjudged liable to the corporation or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable. Section 16 10a-906 of the Corporation Act expressly makes indemnification contingent upon a determination that indemnification is proper in the circumstances. Such determination must be made by the board of directors acting through a quorum of disinterested directors, or by the board of directors acting on the advice of independent legal counsel, or by the shareholders. Further, Section 16-10a 904 of the Corporation Act permits a corporation to pay attorney's fees and other litigation expenses on behalf of a director or office in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses to the corporation if its is ultimately determined that he or she is not entitled to be indemnified by the corporation or to the extent the expenses so advanced by the corporation exceed the indemnification to which he or she is entitled. Such indemnification provisions do not exclude other indemnification rights to which a director or officer may be entitled under the corporation's certificate or articles of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. The corporation may also purchase and maintain insurance to provide indemnification.

         The foregoing discussion of indemnification merely summarizes certain aspects of the indemnification provisions of the Corporation Act and is limited by reference to the above-discussed section of the Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The following sets forth the estimated expenses in connection with this offering as described in this Registration Statement:

         SEC Registration Fee                    $  1,960
         Printing Fees                              5,000
         Legal Fees and Expenses                    7,570
         Accounting Fees and Expenses               5,000
         Blue Sky Fees                              1,000
         Miscellaneous                              1,000
                                                 --------
             Total                               $ 21,530
                                                 ========


All of the above expenses will be paid by the Company.

Item 26. Recent Sales Of Unregistered Securities

         In the past 12 months, the Company has sold the following securities that were not registered under the Securities Act of 1933.

         On July 5, 2000, the Company issued 1,000,000 shares of restricted stock to Thomson Kernaghan. Thomson Kernaghan is an investment-banking firm located in Toronto, Canada. The restricted shares were to be issued as collateral on for the loan. The Company and Kernaghan never executed the loan agreement nor were loan proceeds granted. The Company cancelled the issuance of the shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To the Company's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with its due diligence. No public solicitation or general advertising was one in connection with this sale. On July 6, 2000, Wasatch Pharmaceutical sold 25,000 restricted shares of common stock to one investor. The investor is a revocable trust. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the management of the trust is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On July 11, 2000, Wasatch Pharmaceutical sold 4,000 restricted shares of common stock to Apogee International Limited. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the management of Apogee is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On July 11, 2000, Wasatch Pharmaceutical sold 2,000 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. The investor was a shareholder, prior to this purchase, and may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On July 11, 2000, Wasatch Pharmaceutical sold 2,536 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. The investor was a shareholder, prior to this purchase, and may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On July 11, and November 29, 2000, Wasatch Pharmaceutical sold 15,500 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. After the first sale, the investor was a shareholder. Prior to the second purchase, the investor may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On July 13, 2000, the Company issued 30,000 shares of restricted stock to Richard Wexler as compensation for consulting services performed under a consulting contract dated July 15, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Wexler is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 17, 2000, the Company issued 3,001 shares of restricted stock to Robert Heller, a principal of Provision Capital Funding, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Heller is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 17, 2000, the Company issued 3,333 shares of restricted stock to Robert Stone, a principal of Provision Capital Funding, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Stone is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 17, 2000, the Company issued 3,000 shares of restricted stock to Aslo Taylor, a principal of Provision Capital Funding, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Taylor is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 17, 2000, the Company issued 666 shares of restricted stock to Brian Gard, a principal of Provision Capital Funding, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Gard is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 17, 2000, the Company issued 108 shares of restricted stock to Mae Walberg, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Ms. Walberg is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         From July 18, 2000 through July 30, 2000, Wasatch Pharmaceutical sold 218,750 restricted shares of common stock to 21 investors. These sales of securities were exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Wasatch's knowledge, each investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On July 18, and November 29, 2000, Wasatch Pharmaceutical sold 20,000 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. After the first sale, as a shareholder, prior to the subsequent purchase, the investor may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On July 19, and October 20, 2000, Wasatch Pharmaceutical sold 60,000 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. After the first sale, the investor was a shareholder. Prior to the second purchase, the investor may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On July 25, 2000, the Company issued 120,000 shares of restricted stock to Lon Taylor, a financial and accounting consulting, as compensation for his consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Taylor is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On July 27, 2000, the Company issued 5,000 shares of restricted stock to Terry Johnny, as compensation for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Johnny is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On August 13, 2000, the Company issued 25,000 shares of restricted stock to Brandon Piddington, a consultant, as compensation for his consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Paddington is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On August 14, 2000, the Company issued 1,000,000 shares of restricted stock to Adco Container, a supplier of plastic bottles as collateral on a $225,000 order. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the management of the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale.

         On August 17, 2000, the Company issued 150,000 shares of restricted stock to Internet Opportunities LLC, a corporation located in Canada, as compensation for consulting services performed under a contract dated August 15, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Internet Opportunities' management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On August 17, 2000, the Company issued 12,000 shares of restricted stock to Kevin Leigh, as compensation for consulting services under a contract dated December 5, 1999 and amended August 17, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Leigh is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On September 18, 2000, the Company issued 100,000 shares of restricted common stock to Reed Knight as collateral on a five year building lease for the distribution center of AISC Online, Inc., which is a subsidiary of Wasatch Pharmaceutical, Inc. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Knight is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On September 25, 2000, the Company issued 1,323 shares of restricted common stock to Bryon Fry as additional consideration to pay off a debt obligation. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Fry is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On September 26, 2000, the Company issued 300,000 shares of restricted common stock to Lawrence Davies as compensation for consulting services under a consulting contract dated September 25, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Davies is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On October 4, and November 29, 2000, Wasatch Pharmaceutical sold 15,000 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. The investor was a shareholder, prior to these purchases, and may have received the Company's reports filed pursuant to the Exchange Act, and would therefore be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On October 4, 2000, Wasatch Pharmaceutical sold 53,625 restricted shares of common stock to nine investors. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investors are sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         In a series of purchases on July 30, October 4, November 29, December 14, 2000, and March 26, 2001, Wasatch Pharmaceutical sold 266,000 restricted shares of common stock to one investor. Each sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. After the investor made his first purchase, he was a shareholder. Prior to the subsequent purchases, he may have received the Company's reports filed pursuant to the Exchange Act, and would, therefore, be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On October 6, 2000, the Company issued 41,766 shares to foreign investors, through a sales effort made completely outside the United States.

         On October 10, 2000, the Company issued 310 shares of restricted common stock to Precious Investments, Inc. for services, pursuant to a contract dated November 1, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the managers of Precious Investments are sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On October 10, 2000, the Company issued 310 shares of restricted common stock to Beverly Copeland for services, pursuant to a contract dated November 1, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Ms. Copeland sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On October 20, 2000, Wasatch Pharmaceutical sold 36,000 restricted shares of common stock to three investors. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investors are sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investors' due diligence. No public solicitation or general advertising was done in connection with these sales.

         On October 20, 2000, Wasatch Pharmaceutical sold 2,000 restricted shares of common stock to one investor. The sale of the shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. The investor was a shareholder prior to the purchase. The investor may have received the Company's reports filed pursuant to the Exchange Act, and would therefore may be familiar with Wasatch's operations and financial condition. No public solicitation or general advertising was done in connection with these sales.

         On November 7, 2000, the Company issued 18,000 shares of restricted common stock to Kevin Leigh for consulting services under a consulting agreement dated August 17, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Leigh is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On November 7, 2000, the Company issued 30,000 shares of restricted common stock to Richard Wexler for consulting services under a consulting contract dated July 15, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Wexler is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On November 7, 2000, the Company issued 750,000 shares of restricted common stock to Aspen Capital Resources as partial settlement of a debenture dated April 19, 2000 under a Settlement Agreement date November 7, 2000, an Extension Agreement dated January 2, 2001 and a Settlement Amendment Agreement dated January 16, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On November 16, 2000, the Company issued 6,250 shares of restricted common stock to Derek Cornaby as for services, pursuant to a contract dated August 28, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Cornaby is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On November 20, 2000, the Company issued 250,000 shares of restricted common stock to Aspen Capital Resources as partial settlement of a debenture dated April 19, 2000 under a Settlement Agreement date November 7, 2000, an Extension Agreement dated January 2, 2001 and a Settlement Amendment Agreement dated January 16, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On November 29, 2000, Wasatch Pharmaceutical sold 90,000 restricted shares of common stock to nine investors. Each sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investors are sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On December 1, 2000, the Company issued 9,375 shares of restricted common stock to Derek Cornaby as for services, pursuant to a contract dated August 28, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Cornaby is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On December 5, 2000, the Company issued 250,000 shares of restricted common stock to Aspen Capital Resources as partial settlement of a debenture dated April 19, 2000 under a Settlement Agreement date November 7, 2000, an Extension Agreement dated January 2, 2001 and a Settlement Amendment Agreement dated January 16, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On December 6, 2000, the Company issued 10,000 shares of restricted common stock to Mark Coker for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Coker is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On December 7, 2000, the Company issued 100,000 shares of restricted common stock to Crestport, Inc. as settlement of a lawsuit. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On December 14, 2000, Wasatch Pharmaceutical sold 167,500 restricted shares of common stock to eleven investors. Each sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Wasatch's knowledge, the investors are sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On January 4, 2001, the Company issued 250,000 shares of restricted common stock to Aspen Capital Resources as partial settlement of a debenture dated April 19, 2000 under a Settlement Agreement date November 7, 2000, an Extension Agreement dated January 2, 2001 and a Settlement Amendment Agreement dated January 16, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On January 17, 2001, the Company issued 2,000,000 shares of restricted common stock to Aspen Capital Resources as partial settlement of a debenture dated April 19, 2000 under a Settlement Agreement date November 7, 2000, an Extension Agreement dated January 2, 2001 and a Settlement Amendment Agreement dated January 16, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Aspen Capital's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         From February 2, 2001 through April 25, 2001, Wasatch Pharmaceutical sold 417,906 restricted shares of common stock to 30 investors. These sales of securities were exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Wasatch's knowledge, each investor is sophisticated in financial investments and received a variety of financial and other information about Wasatch in connection with the investor's due diligence. No public solicitation or general advertising was done in connection with these sales.

         On February 5, 2001, the Company issued 14,000 shares of restricted common stock to Kevin Leigh for consulting services under a consulting agreement dated August 17, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Leigh is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 5, 2001, the Company issued 169 shares of restricted common stock to Precious Investments, Inc. for services, pursuant to a contract dated November 1, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the managers of Precious Investments are sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 5, 2001, the Company issued 169 shares of restricted common stock to Beverly Copeland as for services, pursuant to a contract dated November 1, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Ms. Copeland sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 5, 2001, the Company issued 10,000 shares of restricted common stock to Clifford Rausch for consulting services. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Rausch is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 5, 2001, the Company issued 80,000 shares of restricted common stock to Ben Krage for legal services rendered in the matter of Crestport Insurance v. Wasatch Pharmaceutical, et al, case no. 342-171171-97. The shares of common stock were issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Krage is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On February 15, 2001, the Company issued 20,000 shares of restricted common stock to Collier Management for a loan fee in connection with a $60,000 loan dated January 26, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Collier's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 22, 2001, the Company issued 80,000 shares of restricted common stock to Steven Lukovich as a loan extension fee on various loans made to the Company since 1997 that are past due. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Lukovich is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 22, 2001, the Company issued 20,000 shares of restricted common stock to Ernest Williams as a loan extension fee on a past due note dated January 6, 1999. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Williams is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On February 28, 2001, the Company issued 1,265,000 shares of restricted common stock to Gary V. Heesch, CEO of the Company to reimburse him for the 1,150,000 shares of free trading stock that he transferred to third parties in settlement of the Company's debt. Mr. Heesch has access to Wasatch's financial and business information and is familiar with Wasatch's operations and financial condition.

         On February 28, 2001, the Company issued 1,265,000 shares of restricted common stock to David K. Giles, CFO of the Company to reimburse him for the 1,150,000 shares of free trading stock that he transferred to third parties in settlement of Company debt. Mr. Giles has access to Wasatch's financial and business information and is familiar with Wasatch's operations and financial condition.

         On March 12, 2001, the Company issued 50,000 shares of restricted common stock to Heilco, a management consulting company for consulting services under a consulting agreement dated May 1, 2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Heilco management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On March 12, 2001, the Company issued 20,000 shares of restricted common stock to Michael Fleming, a consultant to the Company and a corporate Vice President of Mr. Fleming's firm, under a consulting agreement dated January 1, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Fleming and the corporate vice are sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On March 16, 2001, the Company issued 93,000 shares of restricted common stock to Steven Thomson as collateral on a loan. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Thomson is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On March 16, 2001, the Company issued 7,000 shares of restricted common stock to Steven Thomson as a loan fee. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Thomson is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On March 29, 2001, the Company issued 4,000 shares of restricted common stock to Steven Thomson as a loan fee on a $10,000 loan made to the Company on March 28, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Thomson is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On March 29, 2001, the Company issued 46,000 shares of restricted common stock to Steven Thomson as collateral on a $10,000 loan made to the Company dated March 28, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Thomson is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On April 4, 2001, the Company issued 1,000,000 shares of restricted common stock to Adelman Trust to be used as collateral on a loan for $100,000 made to the Company on April 4, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the Trust manager(s) is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On April 11, 2001, the Company issued 4,000,000 shares of restricted common stock to North Coast Investments as collateral on a loan for $182,000. The Company defaulted on the loan, and North Coast Investments obtained possession of the 4,000,000 on May 31, 2001. To Wasatch's knowledge, North Coast Investments' management is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

         On April 11, 2001, the Company entered into a written agreement with Thomson Kernaghan, an investment-banking firm, that grants Kernaghan the right to purchase up to 2,000,000 shares of the Company's common stock. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To the Company's knowledge, Kernaghan's management is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale.

         On April 30, 2001, the Company issued 25,000 shares of restricted common stock to Applied Management Corp. for consulting services under a consulting agreement dated February 27, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Applied's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On April 30, 2001, the Company issued 100,000 shares of restricted common stock to Princeton Research for consulting services under a consulting contract dated May 1, 2001. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, Princeton's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On April 30, 2001, the Company issued 24,000 shares of restricted common stock to Pipeline Capital for services, pursuant to a contract dated August 28,2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the managers of Pipeline Capital are sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On May 16, 2001, the Company issued 24,000 shares of restricted common stock to Pipeline Capital for services, pursuant to a contract dated August 28,2000. The shares of common stock were issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Wasatch's knowledge, the managers of Pipeline Capital are sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act. On June 6, 2001, the Company issued 100,000 shares of restricted common stock to Jeff Twait for consulting services under a consulting agreement dated May 18, 2001. The shares of common stock were issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Wasatch's knowledge, Mr. Twait is sophisticated in financial investments and received a variety of financial and other information about Wasatch and had access to the Company's reports filed pursuant to the Exchange Act.

         On June 15, 2001, Gary V. Heesch, CEO purchased 335,333 shares of common stock. Mr. Heesch has access to Wasatch's financial and business information and is familiar with Wasatch's operations and financial condition.

         On June 15, 2001, David K. Giles, CFO, purchased 235,455 shares of common stock. Mr. Giles has access to Wasatch's financial and business information and is familiar with Wasatch's operations and financial condition.

         On June 19, the Company issued 12,000,000 shares of restricted common stock to Collier Management as collateral on a loan to the Company for $300,000. To Wasatch's knowledge, Collier's management is sophisticated in financial investments and received a variety of financial and other information about Wasatch.

Item 27. Exhibits.

         (a) Exhibits. The following exhibits are filed with this report, except those indicated as having previously been filed with the Securities and Exchange Commission and which are incorporated by reference to another report, registration statement or form. The Company will furnish any exhibit indicated in the list below as filed with this report (not incorporated by reference) upon payment to the Company of its expenses in furnishing the information upon the request of any Shareholder of Record.

         3.0      Articles and Bylaws

                  3.1      Amended Articles of Incorporation of the Company(1)

                  3.2      Bylaws of the Company(1)

         4.0      Instruments Defining the Rights of Security Rights

                  4.1 Notice and Instructions of Warrants to the Shareholders*

                  4.2      Option to Purchase Common Stock: Gary Heesch*.

                  4.3      Option to Purchase Common Stock: David Giles*.


         5.0      Opinion re Legality

                  5.1 and Letter of opinion, including consent of Marcus Sanders, 23.01 Attorney and Counselor at Law, regarding legality of Common Stock to be issued to the shareholders pursuant exercise of warrants and the issuance of the warrants to the shareholders.

         23.0     Consent of experts and counsel

                  23.01 Consent of Thomas Leger & Co., L.L.P., independent certified public accountants. *

         24.0     Power of Attorney

                  24.01    Power of Attorney (See Signature Page)

*     Filed herewith.

(1) Incorporated by reference from the registrant's Registration Statement on Form 10QSB filed on October 15, 2000.

Item 28. Undertakings.
Rule 415 Offering-Item 512(a)

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference-Item 512(b)

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filing of Registration Statement on Form SB-2 - Item 512(e)

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 6th day of June 2001.

                                                    WASATCH PHARMACEUTICAL, INC.

                                                    By /s/ David K. Giles
                                                       -------------------------
                                                       David K. Giles, CFO



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary V. Heesch, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                        Title                        Date
    ---------                        -----                        ----

/s/ Gary V. Heesch            Chairman of the Board           July 6, 2001
                              Directors and President

/s/ Craig Heesch              Director                        July 6, 2001

/s/ Robert Arbon              Director                        July 6, 2001